Exhibit 4.7

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994 March 1997

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page i

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ARTICLE 1. — INTRODUCTION

1.01	The primary purpose of the Plan is to provide periodic payments to eligible employees of Participating Employers after retirement and until death in respect of their service as employees.

1.02	The main purposes of this amendment and restatement are:

(a)	to incorporate amendments requested by the revenue authorities or required to comply with changes in Revenue Rules;

(b)	to revise the benefit structure and employee contribution level with respect to eligible employees’ service from January 1, 1994;

(c)	to implement an optional defined contribution provision, effective January 1, 1994; and

(d)	to reflect the change in the name of the Company, effective January 20, 1995.

1.03	On January 4, 1993, the Company purchased a portion of the operations of Nabisco Brands Ltd. The Employees who were transferred to the Company following this transaction were previously covered under the Nabisco Brands Ltd. Pension Plan. As part of the sale/purchase agreement, the Company assumes all liabilities with respect to pension benefits accrued prior to the purchase date in respect of such Employees and in return assets are being transferred to the Plan to cover the liabilities being assumed by the Plan. The Plan incorporates and preserves the benefits accrued under the Prior Plan.

1.04	Except as may be specifically provided in the other provisions of the Plan, the Plan as contained herein shall be effective from January 1, 1994 and shall be applicable to Members who are in the employment of Participating Employers on or after January 1, 1994. Benefits in respect of a Member whose employment ceased prior to January 1, 1994 shall be determined in accordance with the terms of the Plan or Prior Plan at the time of such cessation of employment except as required by Applicable Pension Laws and Revenue Rules, and as specifically provided herein.

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1.05	The Plan is intended to be a pension plan accepted for registration under Revenue Rules and Applicable Pension Laws. The Plan shall be designed, written and administered to comply with the requirements for registration under Revenue Rules and Applicable Pension Laws. If the Plan fails to comply with any such requirements, the Company may in its sole and absolute discretion amend the Plan so to comply, or discontinue the Plan.

Any amendment to the Plan is conditional upon acceptance for registration under both Revenue Rules and Applicable Pension Laws, and may be modified or withdrawn by the Company, in its sole and absolute discretion if the amendment is not accepted for registration under either Applicable Pension Laws or Revenue Rules.

1.06	As a condition of participation in the Plan, the Participating Employers agree that the Plan not be considered to be a multi-employer pension plan within the meaning of Applicable Pension Laws and Revenue Rules.

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ARTICLE 2. — CONSTRUCTION, INTERPRETATION AND DEFINITIONS

Construction and Interpretation

2.01	In the Plan, references to the masculine include the feminine and vice versa; references to the singular shall include the plural and vice versa, as the context shall require, and references to a subparagraph, paragraph, Section, Article, Schedule or Appendix mean a subparagraph, paragraph, Section, Article, Schedule or Appendix of the Plan.

2.02	The Plan shall be governed and administered in accordance with Revenue Rules and Applicable Pension Laws, and shall be construed in accordance with the laws of the Province of Ontario.

2.03	All amounts payable under the Plan shall be construed as being expressed in the lawful currency of Canada.

2.04	If any provision of the Plan or part thereof is determined to be void or unenforceable in whole or in part, such determination shall not affect the validity or enforcement of any other provision or part thereof.

2.05	Headings wherever used herein are for reference purposes only, and do not limit or extend the meaning of any of the Plan’s provisions.

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Definitions

In the Plan, unless the context clearly indicates otherwise, the following terms shall have the following meanings:

2.06	“Actuarial Equivalent” means a benefit of same value but of different form of payment, as determined on a basis of calculation adopted by the Company on the advice of the Actuary and which is in accordance with Applicable Pension Laws and Revenue Rules, and in effect on the date such determination is being made. Notwithstanding the foregoing, the Company may adopt a basis that eases administration of the Plan, including the use of unisex factors, provided that such basis is not precluded by Applicable Pension Laws or Revenue Rules.

2.07	“Actuary” means a person who is a Fellow of the Canadian Institute of Actuaries and who carries out actuarial valuations and provides actuarial advice and services at the request of the Company or the Administrator.

2.08	“Administrator” means the entity responsible for administering the Plan in accordance with Section 20.01.

2.09	“Applicable Pension Laws” means the Pension Benefits Act (Ontario) and any regulation pursuant thereto and any amendments or substitutes therefor as well as any similar statute applicable in a particular circumstance and any regulation pursuant thereto adopted by the federal or any provincial government.

2.10	“Beneficiary” means the person last designated by the Member to receive benefits under the Plan in the event of the death of the Member in accordance with Article 11.

2.11	“Board” means the Board of Directors of the Company.

2.12	“Company” means Kraft Canada Inc. and any successor corporation, whether by amalgamation, merger or otherwise. Prior to January 20, 1995, “Company” means Kraft General Foods Canada Inc.

2.13	“Continuous Service” means the service of a Member as defined in Section 4.01.

2.14	(a) “Credited Service” means the service of a Member as defined in Section 4.02.

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(b)	“Credited Past Service” means the portion of Credited Service prior to the Effective Date, as defined in Section 4.02.

(c)	“Credited Future Service” means the portion of Credited Service on and after the Effective Date, as defined in Section 4.02.

2.15	“Date of Determination” means the date as of which a benefit is to be calculated under the Plan, as specified in each relevant Section, and being one of:

(a)	a Member’s Retirement Dare, date of termination of employment or date of death, whichever shall first occur;

(b)	the date of amendment of the Plan;

(c)	the date of discontinuance of the Plan; and

(d)	the date of consolidation or merger of the Plan with another plan.

2.16	“Early Retirement Date” means the date of a Member’s actual retirement determined in accordance with Section 7.02.

2.17 (a)	“Earnings” means the aggregate amount of salary, wages, overtime, shift differentials, commissions and incentive compensation with a cycle of one year or less and management bonus paid to the Member for services rendered to the Participating Employer during the period as determined by a Participating Employer. Earnings shall not include:

(i)	taxable fringe benefits such as personal use of a company automobile, automobile allowances, gifts, sales contest, suggestion and other comparable prizes and awards, provincial health insurance premiums, meals and lodging supplied by the Participating Employer, tuition fees and employee loans;

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(ii)	amounts of benefits received under stock option, stock purchase, long-term incentive compensation and other comparable plans; and

(iii)	retiring allowances, termination payments and payments in lieu of notice on termination of employment,

unless and except to the extent that, the Company authorizes the inclusion of any such benefits or amounts, or unless otherwise prohibited by law.

(b)	“Final Average Earnings” means the annualized average of the Member’s Earnings for any consecutive five (5) year period during the ten (10) year period prior to the Member’s Date of Determination for which such average is the highest, or where the Member’s Continuous Service is less than five (5) years, the annualized average of the Member’s Earnings during his Continuous Service prior to the Date of Determination.

(c)	“Final Average Earnings-3” means the annualized average of the Member’s Earnings in the thirty-six (36) consecutive calendar months of employment immediately preceding the Date of Determination or, if higher, in the three (3) calendar years of highest Earnings of the last ten (10) calendar years of employment immediately preceding the Date of Determination, or where the Member’s Continuous Service is less than thirty-six (36) consecutive months, the annual average of the Member’s Earnings during the Member’s Continuous Service.

(d)	For the purposes of paragraphs (b) and (c), the following shall apply:

(i)	with respect to any period of Continuous Service included in the Member’s Credited Service and during which the Member has not actually received Earnings from a Participating Employer, the Member’s Earnings for such period shall be deemed to have continued unchanged at the regular rate in effect immediately before such period;

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(ii)	the Member’s Continuous Service shall exclude any period not included in the Member’s Credited Service and during which the Member has not actually received Earnings from a Participating Employer, and the Member’s Continuous Service before and after such a period shall be deemed contiguous; and

(iii)	with respect to any period of Continuous Service during which the Member is not in full-time employment with a Participating Employer, the Earnings for each month of such period shall be adjusted in the ratio that,

(A)	the number of hours the Member would have worked during such month had the Member worked on a full-time basis in the same category of employment during such month, as determined by the Participating Employer, bears to

(B)	the number of hours the Member actually worked during such month, as determined by the Participating Employer,

such ratio not to be less than one.

2.18	“Effective Date” means January 4, 1993.

2.19	“Employee” means a person who is in Regular Employment in a salaried position with a Participating Employer and who is not represented by a union with which the Participating Employer has a collective bargaining agreement. Employee shall not include any person who is paid on an hourly basis, any person hired or transferred in a salaried position on or after the Effective Date or any person who is actively participating in another pension plan of the Company.

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2.20	“Fund” means the fund established for the purposes of the Plan, the assets of which are held by a Funding Agency under a Funding Agreement.

2.21	“Funding Agency” means a trust or insurance company or any group of individual trustees or any combination thereof eligible under Applicable Pension Laws, designated by the Company and the Administrator and holding the whole or a portion of the assets of the Fund at any time pursuant to the terms of a Funding Agreement.

2.22	“Funding Agreement” means any written arrangement or agreement in force between the Company, the Administrator and any Funding Agency.

2.23	“Interest” means the amount of money credited to Required Contributions and Transferred Amounts in accordance with Article 6.

2.24	“Maximum Formula” means the formula used to determine the maximum lifetime retirement income in respect of Credited Service which can be paid from the Plan as set out in Section 8.02.

2.25	“Maximum Retirement Age” with respect to an individual means the age determined as follows:

Year of Birth	Maximum Retirement Age
1926 or less	71
1927	70
1928 or more	69

2.26	“Member” means an individual who has joined the Plan in accordance with Article 3 and who remains contingently or absolutely entitled to a retirement income under the Plan.

2.27	“Normal Retirement Date” means the date specified in Section 7.01.

2.28	“Participating Employer” means any Related Employer or a division of a Related Employer, which may be invited by the Company from time to time to participate in the Plan in accordance with such terms as the Company shall deem reasonable and by appropriate action of the Related Employer’s board of directors has elected to make the Plan applicable to its employees.

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As of January 1, 1994, the Company is the only Participating Employer.

Acceptance of an additional Related Employer as Participating Employer and removal of a Participating Employer shall be evidenced by an amendment to the Plan.

2.29	“Plan” means the “Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees” organized and administered in accordance with the terms of this document as amended from time to time. Prior to January 20, 1995, the name of the Plan is “Kraft General Foods Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees”.

2.30	“Plan Benefit” means the annual retirement income determined in accordance with Section 8.03.

2.31	“Plan Formula” means the formula used to calculate the Plan benefits in respect of Credited Service before limiting it to the benefits calculated under the Maximum Formula, as set out in Section 8.01.

2.32	“Plan Year” means a calendar year beginning on January 1 and ending on December 31.

2.33	“Postponed Retirement Date” means the date specified in Section 7.03.

2.34	“Prior Plan” means collectively:

(a)	the Nabisco Brands Ltd. Pension Plan; and

(b)	the Plan for Pensions of Christie, Brown and Company, Limited which was succeeded by the Nabisco Brands Ltd. Pension Plan.

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2.35	“Reciprocal Agreement” means an agreement between the Company and another legal entity relating to two or more registered pension plans that provides for the transfer of assets or liabilities for employment in respect of individual members.

2.36	“Regular Employment” means either:

(a)	full-time employment with a Participating Employer; or

(b)	part-time employment with a Participating Employer starting from the beginning of the period of two consecutive calendar years after 1985 during which the person earned at least 35% of the YMPE or the person worked 700 hours with a Participating Employer in each such calendar year.

2.37	“Related Employer” means the Company, an employer that is a company that is related within the meaning of the Income Tax Act (Canada) to the Company, or a partnership or joint venture in which the Company is a partner or joint venturer and in respect of which the Company does not act at arm’s length.

2.38	“Required Contributions” means contributions which the Member is required to make to the Plan in accordance with Article 5 and the required contributions, if any, made by the Member to a Prior Plan.

2.39	“Retirement Date” means the Early, Normal or Postponed Retirement Date on which a Member actually retires or is deemed to retire.

2.40	“Revenue Rules” means the provisions of the Income Tax Act (Canada) and any applicable provincial income tax act, and any relevant regulations thereto, as they may be amended from time to time, pertaining to pension plans or funds registered under the Income Tax Act (Canada) as they are applicable to the Plan.

2.41	“Spouse” means, in relation to a Member, the person of the opposite sex who, at the earlier of the commencement of a Member’s pension and the date of the Member’s death, meets one of the following eligibility requirements:

(a)	the person is married to the Member; or

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(b)	the person is not married to the Member and is living with the Member in a conjugal relationship:

(i)	continuously for a period of not less than three years; or

(ii)	in a relationship of some permanence, if they are the natural or adoptive parents of a child, both as defined in the Family Law Act (Ontario);

provided that the person is not living separate and apart from the Member at that time.

2.42	“Total and Permanent Disability” means a physical or mental impairment, as certified in writing by a qualified licensed medical doctor, which:

(a)	meets the qualification criteria for receipt of benefits under the Participating Employer’s long-term disability income plan; and

(b)	prevents the Member from performing:

(i)	during the first two (2) years the impairment satisfies the requirement set out in paragraph (a), the duties of employment in which the Member was engaged before the commencement of the impairment; and

(ii)	thereafter, the duties of a job related to the Member’s skills and experience.

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2.43	“Transferred Amounts” mean the amounts transferred into the Fund in accordance with paragraph 15.01(b).

2.44 (a)	“YMPE” means the Year’s Maximum Pensionable Earnings established each year under the Canada Pension Plan as may be amended from time to time, or under any superseding legislation.

(b)	“YMPE Average” means the average of the YMPE in the calendar year of the Date of Determination and the two preceding calendar years.

(c)	“YMPE Average-36” means the annual average of the YMPE in the thirty-six (36) calendar months immediately preceding the Date of Determination or, where the Member’s Continuous Service is less than thirty-six (36) months, the annual average of the YMPE in the calendar months immediately preceding the Date of Determination during which he accrued Continuous Service.

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ARTICLE 3. — MEMBERSHIP

3.01	Eligibility for Membership

Each person who was a member of the Prior Plan immediately prior to the Effective Date shall automatically become a Member as of the Effective Date. No other person shall be eligible to be a Member of the Plan.

3.02	Not a Contract of Employment

Nothing herein contained shall be deemed to give any Employee the right to be retained in the service of a Participating Employer or to interfere with the rights of a Participating Employer to discharge or lay off any Employee at any time and to treat such Employee without regard to the effect which such treatment might have under the Plan upon such Employee.

3.03	Enrolment

Upon joining the Plan, the Employee shall complete and sign an enrolment form prescribed by the Administrator.

3.04	No Discontinuance of Membership

While an Employee, a Member may not terminate, suspend or withdraw from participation in the Plan.

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ARTICLE 4. — SERVICE

4.01	Continuous Service

(a)	“Continuous Service” means the period of uninterrupted employment of a Member with a Related Employer, beginning with the date on which the Member was last hired by a Related Employer or any predecessor entity acquired by a Related Employer and ending on the earliest of:

(i)	the Member’s no longer being employed by any Related Employer;

(ii)	the Member’s death;

(iii)	the Member’s Retirement Date; and

(iv)	the discontinuance of the Plan without immediate substitution of a successor registered pension plan.

(b)	The following shall not constitute an interruption of employment:

(i)	leave of absence duly authorized by a Related Employer, including, but not restricted to, leave on account of sickness, accident, jury duty, regular vacation, disability, maternity or parenting;

(ii)	any period of lay-off provided that the Member does not elect to receive benefits in accordance with Article 9 or Article 12 and the period of lay-off does not exceed one (1) year; and

(iii)	in the event of a national emergency, the Member’s joining the Canadian armed forces or engaging full-time in national service work for Canada.

To the extent that periods are included in Credited Service by virtue of paragraph 4.03(c), such periods shall also be included in Continuous Service.

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4.02	Credited Service

“Credited Service” with respect to a Member means the sum of his Credited Past Service and Credited Future Service, where:

(a)	“Credited Past Service” means, for the period prior to the Effective Date, the number of years (including months as fractions thereof) of Continuous Service of the Member as specified in Appendix A; and

(b)	“Credited Future Service” means the number of years (including months as fractions thereof) of Continuous Service subsequent to the Effective Date during which the Member makes Required Contributions under the Plan.

4.03	Exclusions, Inclusions and Adjustments to Credited Service

Notwithstanding Section 4.02, Credited Service is subject to the following exclusions, inclusions and adjustments.

(a)	Adjustments for Less-Than-Full-Time Work

For the purposes of computing Credited Service based on part-time employment, only such employment since January 1, 1988 shall be included and for each month of period of part-time employment, Credited Service shall be adjusted in the ratio that:

(i)	the number of hours the Member actually worked during such month, as determined by the Participating Employer, bears to

(ii)	the number of hours the Member would have worked during such month had the Member worked on a full-time basis in the same category of employment during such month, as determined by the Participating Employer, such ratio not to exceed one.

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(b)	Exclusions from Credited Service

Credited Service shall exclude:

(i)	any period of active membership of a Member in a registered pension plan of a Related Employer other than the Plan and a Prior Plan for which a benefit is accrued and during which the Member did not make Required Contributions under the Plan or a Prior Plan;

(ii)	any period of leave of absence or military service as described in subparagraphs 4.01(b)(i) and 4.01(b)(iii) during which such Member is not receiving either Earnings or income under a Participating Employer’s disability income plan, unless such period is specifically included in Credited Service under paragraph (c);

(iii)	any period of lay-off or temporary suspension of employment that has commenced prior to January 1, 1994;

(iv)	any period which would result in Credited Service prior to January 1, 1994, other than Credited Service accrued as an active Member of the Plan for Pensions of Christie, Brown and Company, Limited, exceeding 35 years; and

(v)	any period which would result in Credited Service after December 31, 1993 exceeding 35 years minus Credited Service prior to January 1, 1994.

(c)	Special Inclusions in Credited Service

Credited Service shall include:

(i)	any period of disability provided under Article 14;

(ii)	at the sole discretion of the Company and on a current service basis only, any period following a period of employment in Canada, during which the

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Member received no Earnings from a Participating Employer and throughout which the Member was employed by a foreign associate or affiliate of a Participating Employer, subject to a maximum of three years and subject to any other requirements under Revenue Rules;

(iii)	the first six months of any sick leave or lay-off as described in subparagraph 4.01(b)(i) and 4.01(b)(ii), that has commenced prior to January 1, 1994;

(iv)	any period of lay-off, as described in subparagraph 4.01(b)(ii), that has commenced on or after January 1, 1994;

(v)	any leave of absence on account of maternity or parenting as may be duly authorized by the Participating Employer, provided that such leave has commenced on or after January 1, 1994 and does not exceed two (2) years; and

(vi)	any period of leave or military service, other than a period included under subparagraphs (iii), (iv) and (v), during which:

(A)	the Member has no Earnings;

(B)	any legislation applicable to the Member requires that the Member be permitted to make contributions to the Plan that would have been required had the Member been active at work during such period; and

(C)	the Member elects to make such Required Contributions in accordance with Section 5.02.

For each period included in Credited Service as a result of subparagraph (vi), the monthly number of hours worked by the Member during such period is deemed to equal the monthly average of the hours worked by the Member during the three months preceding such period.

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In no event, however, shall the total periods of Credited Service included under subparagraphs (i), (iii), (iv), (v) and (vi), in respect of a Member, excluding those throughout which the Member suffers a physical or mental impairment, as certified in writing by a qualified medical doctor, that prevents the Member from performing the duties of employment in which the Member was engaged before the commencement of the impairment, exceed the sum of:

(vii)	five years; and

(viii)	the periods of parenting, as defined in Revenue Rules, subject to a maximum of 36 months of such periods of parenting and a maximum of 12 months for any one period of parenting.

In no event shall any period included in Credited Service under this paragraph (c) cause Credited Service to exceed the maximum number of years specified in subparagraphs (b)(iv) and (b)(v).

4.04	Transfer of Employment

(a)	If a Member is transferred within a Participating Employer or to another Participating Employer to a category of employment such that the Member ceases to be an Employee for the purposes of the Plan or is transferred to any Related Employer which does not itself participate in the Plan:

(i)	this transfer shall not constitute a termination of employment for the purposes of Section 4.05 and Article 12;

(ii)	the Member’s Continuous Service shall include all periods of uninterrupted employment of the Member with a Related Employer; and

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(iii)	the Member’s Credited Service shall exclude those periods of his employment with a Related Employer while the Member was not an Employee.

(b)	The transfer of a Member from one Participating Employer to another Participating Employer such that the Member still remains an Employee for the purposes of the Plan shall not constitute a termination of employment for the purposes of Article 12 and such person will continue to be a Member of the Plan and to accrue Continuous Service and Credited Service without interruption.

4.05	Re-Employment

(a)	In the event that an Employee terminates employment with a Participating Employer other than by retirement and is subsequently re-employed with a Participating Employer, his periods of Continuous Service shall be treated separately, and the second period shall be considered to start from the date of said subsequent re-employment for the purposes of the Plan.

(b)	In the event that an Employee retires on a Retirement Date and is subsequently re-employed with a Participating Employer prior to Normal Retirement Date, the Employee’s retirement income shall cease and such Employee shall accrue additional Continuous Service and Credited Service as if the two periods of service had been contiguous.

(c)	In the event that an Employee retires on a Retirement Date and is subsequently re-employed with a Participating Employer on or after Normal Retirement Date, the Employee shall continue to receive his retirement income and shall not accrue further Continuous Service or Credited Service.

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ARTICLE 5. — REQUIRED CONTRIBUTIONS

5.01	Required Contributions

(a)	In each calendar year or portion thereof, a Member shall be required to contribute to the Plan, by regular payroll deduction, an amount equal the sum of (i) and (ii):

(i)	two and one-half percent (2 1/2%) of that part of his Earnings which does not exceed the YMPE; and

(ii)	five percent (5%) of that part of his Earnings which exceeds the YMPE.

(b)	Such Required Contributions shall cease upon the earliest of:

(i)	the Member’s transfer to a category of employment where the Member ceases to be an Employee;

(ii)	the Member’s termination of employment;

(iii)	the Member’s Retirement Date;

(iv)	the Member’s death;

(v)	the date of discontinuance of the Plan;

(vi)	the date on which the Member’s Credited Service after December 31, 1993 attains the maximum period specified in subparagraph 4.03(b)(v); or

(vii)	such other date as is provided for in Section 5.03.

(c)	In no event, however, shall a Member’s Required Contributions in any calendar year exceed the sum of:

(i)	seventy percent (70%) of the Member’s pension credits under the defined benefit provisions of the Plan for the calendar year, as determined under Revenue Rules; and

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(ii)	$1,000.

(d)	All Required Contributions shall be paid into the Fund within the time limits specified in Applicable Pension Laws.

5.02	Required Contributions during Leave of Absence

A Member who is on a period of leave during which the Member does not have Earnings and where legislation applicable to the Member requires that the Member be permitted to make Required Contributions to the Plan during such period, may elect to make the Required Contributions that he would have been required to make had he been in active employment during such period.

5.03	Non-Contributing Members

A Member shall not contribute to the Plan if the Member is disabled or does not receive Earnings while on lay-off or other leave of absence, unless the Member elects to make Required Contributions in accordance with Section 5.02. Upon the Member returning to work after a period of lay-off, leave of absence or disability, Required Contributions shall resume immediately.

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ARTICLE 6. — INTEREST CREDITS

6.01	Compounding

Interest shall commence to accrue to Transferred Amounts from the first day of the month following the date on which such amounts are paid into the Plan. Subject to Applicable Pension Laws, Interest shall be credited to Required Contributions made during the calendar year based upon one-half ( 1/2) of the period for which the Member made Required Contributions. Interest shall be compounded annually at the end of each Plan Year, with proportionate Interest up to the first day of the month in which the payment falls due or up to the Member’s Retirement Date, whichever shall first occur.

6.02	Rate of Interest - Full Year

The annual rate of Interest credited to accumulated Required Contributions at the end of each Plan Year shall be the calendar year average of the yields of five year personal fixed term chartered bank deposit rates published monthly in the Bank of Canada Review as CANSIM series B14045 for the Plan Year, or such higher rate as may be required under Applicable Pension Laws.

6.03	Rate of Interest - Partial Year

The annualized rate of Interest credited to accumulated Required Contributions for the partial year in which Interest accrual ceases in accordance with Section 6.01 shall be at the rate specified in Section 6.02 for the preceding Plan Year, adjusted on a pro rata basis to reflect the completed months in the calendar year up to the date on which Interest accrual ceases.

6.04	Rate of Interest - Transferred Amounts

The annual rate of Interest credited to Transferred Amounts shall be the rate of return attributable to that part of the Fund to which the amounts are transferred as determined by the Funding Agency.

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ARTICLE 7. — RETIREMENT DATES

7.01	Normal Retirement

The Normal Retirement Date of a Member is the first day of the month next following or coincident with the day the Member attains age 65.

7.02	Early Retirement

A Member may retire on an Early Retirement Date which shall be the first day of any month following or coincident with the Member having both attained age 55 and completed 2 years of Continuous Service as a Member.

7.03	Postponed Retirement

If the Member continues in the employ of a Participating Employer beyond Normal Retirement Date, the Member shall retire, or be deemed to have retired for the purposes of the Plan, not later than the first day of December of the calendar year during which the Member attains Maximum Retirement Age. The date of the Member’s actual or deemed retirement in accordance with this paragraph shall be the Postponed Retirement Date.

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ARTICLE 8. — RETIREMENT INCOME FORMULAE

The formulae shown in this Article are used in the calculation of the retirement income in respect of a Member, and the amount derived therefrom is the basis on which the actual amount of retirement income will be determined in accordance with the applicable provisions of the Plan. The amount of annual retirement income will be determined as of a Member’s Dare of Determination.

8.01	Plan Formula

Subject to Section 8.04, the Plan Formula shall be the sum of (a), (b) and (c), where:

(a)	is the retirement income accrued under the terms of the Prior Plan as summarized in Appendix A;

(b)	is Credited Future Service prior to January 1, 1994, multiplied by (i) minus (ii), where:

(i)	is 2.0% of Final Average Earnings;

(ii)	is 0.7% of the lesser of Final Average Earnings and the YMPE Average; and

(c)	is Credited Future Service after December 31, 1993, multiplied by the sum of (i) and (ii), where:

(i)	is 1.1% of Final Average Earnings-3 up to the YMPE Average-36; and

(ii)	is 1.85% of Final Average Earnings-3 in excess of the YMPE Average-36.

8.02	Maximum Formula

The Maximum Formula shall be the product of (a) and (b), where:

(a)	is the lesser of $1,722.22 and 2% of the Member’s Average Earnings-3; and

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(b)	is the lesser of 35 years and the Member’s Credited Service.

8.03	Plan Benefit

The Plan Benefit is the lesser of the Plan Formula and the Maximum Formula.

8.04	Christie, Brown Plan Members

Notwithstanding any provision of the Plan to the contrary, the benefit entitlement of a Member under the Plan who, immediately prior to becoming a Member of the Nabisco Brands Ltd. Pension Plan, was a member of the Plan for Pensions of Christie, Brown and Company, Limited (“CBCL Plan”) and who retires on his Normal Retirement Date on or before January 1, 2000 shall in no event be less than that to which he would have been entitled to under the benefit formula of the CBCL Plan as constituted at December 31, 1982 and as if it had continued in full force and effect to the Member’s Date of Determination.

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ARTICLE 9. — AMOUNT OF RETIREMENT INCOME

9.01	Normal Retirement

A Member who retires at Normal Retirement Date shall receive an amount of retirement income commencing from the Member’s Normal Retirement Date and equal to the Plan Benefit determined using the Member’s Normal Retirement Date as the Date of Determination.

9.02	Early Retirement

(a)	For the purposes of this Section and Section 9.03, “Pension Commencement Date” means the Member’s Early Retirement Date, except, where the Member retires on an Early Retirement Date and elects to postpone the commencement of his retirement income to the first day of any month from the Early Retirement Date to Normal Retirement Date, “Pension Commencement Date” means the date on which the Member elects to start receiving his retirement income.

(b)	A Member who is accruing Continuous Service and who retires on an Early Retirement Date shall receive an amount of retirement income commencing from the Member’s Pension Commencement Date determined as the lesser of (i) and (ii), where:

(i)	is the Plan Formula computed using the Member’s Early Retirement Date as the Date of Determination multiplied by the following early retirement factors applied to the corresponding portions of the Plan Formula:

(A)

for the portion of the Plan Formula described in paragraphs 8.01(a) and 8.01(b), the early retirement factor shall be equal to one hundred percent (100%) less one-third of one percent ( 1/3%) for each month in excess of 36 months by which the Member’s Pension Commencement Date precedes his Normal Retirement Date;

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(B)

for the portion of the Plan Formula described in paragraph 8.01(c), the early retirement factor shall be equal to one hundred percent (100%) less one-quarter of one percent ( 1/4%) for each month, if any, that Pension Commencement Date precedes the earliest of:

•	his Normal Retirement Date; and

•	the first (1st) day of the month next following or coincident with the date on which he would have both attained age sixty (60) and completed twenty-five (25) years of Continuous Service;

(ii)	is the Maximum Formula computed using the Member’s Early Retirement Date as the Date of Determination and multiplied by the early retirement factor based on the Pension Commencement Date, and determined in accordance with paragraph (c).

(c)	The early retirement factor referred to in subparagraph (b)(ii) shall be 100% less 0.25% for each month, if any, by which Pension Commencement Date precedes the earliest of:

(i)	the date the Member attains age 60;

(ii)	the date the Member completed, or would have completed had the Member continued in employment after his Early Retirement Date, 30 years of Continuous Service; and

(iii)	the date on which the aggregate of the Member’s age and Continuous Service is, or would have been had the Member continued in employment after his Early Retirement Date, equal to 80 years.

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9.03	Bridge Benefit

(a)	In addition to the retirement income specified in Section 9.02, a Member who retires on an Early Retirement Date while accruing Continuous Service will receive a monthly temporary retirement income payable from Pension Commencement Date to the end of the month preceding the earliest of his Normal Retirement Date and the date of his death. This monthly retirement income is equal to one-twelfth (1/12) of one hundred and forty dollars ($140) multiplied by his Credited Service after December 31, 1993.

(b)	The monthly temporary retirement income payable under paragraph (a) at Pension Commencement Date shall not exceed the product of (i) and (ii), where:

(i)	is equal to the sum of:

(A)	the maximum monthly pension benefit payable under the Old Age Security Act as at Pension Commencement Date; and

(B)	the maximum monthly pension benefit payable under the Canada Pension Plan as at Pension Commencement Date to a person commencing to receive such pension benefit at age sixty-five (65), multiplied by the ratio, not to exceed one (1), that the total of the Member’s remuneration for the three (3) calendar years in which the remuneration is the highest bears to the total of the YMPE for those three (3) years;

(ii)	is equal to the product of:

(A)	the ratio that the lesser of ten (10) and the Member’s Credited Service bears to ten (10); and

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(B)	one hundred percent (100%) less one-quarter of one percent ( 1/4%) for each month, if any, by which Pension Commencement Date precedes the date the Member will attain age sixty (60).

(c)	Notwithstanding the foregoing provisions of this Section, the annual rate of that portion of the retirement income payable to the Member at Pension Commencement Date which is in respect of Credited Service after December 31, 1993 under the foregoing provisions of this Section and Section 9.02 shall not exceed the sum of (i) and (ii), where:

(i)	is equal to the product of $1,722.22 and Credited Service after December 31, 1993;

(ii)	is equal to the product of (A) and (B) as follows:

(A)	twenty-five percent (25%) of the average of the YMPE for the calendar year in which the retirement income commences to be paid and the two (2) preceding calendar years, divided by thirty-five (35);

(B)	the Member’s Credited Service after December 31, 1993.

9.04	Postponed Retirement

A Member retiring on a Postponed Retirement Date shall receive an amount of retirement income commencing from the Member’s Postponed Retirement Date and equal to the Plan Benefit determined using the Member’s Postponed Retirement Date as the Date of Determination. In respect of Credited Service prior to January 1, 1994, the amount of postponed retirement income shall not be less than the Actuarial Equivalent of the retirement income the Member would have received had he retired on his Normal Retirement Date.

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9.05	Retirement Benefits From Excess Required Contributions

(a)	A Member who is eligible to receive benefits in accordance with one of Sections 9.01, 9.02 or 9.04, shall receive additional monthly retirement income that is the Actuarial Equivalent of the amount, if any, by which Required Contributions made prior to January 1, 1987, together with Interest, exceed the lump sum Actuarial Equivalent of any retirement income earned in respect of Credited Service prior to January 1, 1987, excluding the portion relating to Plan amendments made on or after January 1, 1987.

(b)	A Member who is eligible to receive benefits in accordance with one of Sections 9.01, 9.02 or 9.04, shall receive a lump sum payment equal to the amount, if any, by which Required Contributions made on or after January 1, 1987, together with Interest, exceed 50% of the lump sum Actuarial Equivalent of any retirement income earned in respect of Credited Service, or Plan amendments made, on or after January 1, 1987.

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ARTICLE 10. — PAYMENT OF RETIREMENT BENEFITS

10.01	Normal Form

Subject to Sections 10.02 and 10.03, the normal form of payment of retirement income payable under Article 9 or 12, except any temporary retirement income payable under Section 9.03, shall be an annual retirement income payable in equal monthly instalments for the life of the Member with the last payment due on the first day of the month in which the death of the Member occurs and with a guarantee that if the Member dies before 60 payments are made, the remaining payments shall be paid to the Member’s Beneficiary.

10.02	Spousal Pension

Subject to Section 10.03, the following shall apply to a Member who has a Spouse on the date on which payment of the first instalment of the retirement income is due.

The retirement income payable under Article 9 or 12, except any temporary retirement income payable under Section 9.03, shall be payable in equal monthly instalments for the life of the Member with the last payment due to the Member on the first day of the month in which the death of the Member occurs and 75% of this retirement income continuing to be paid to the Member’s Spouse commencing on the first day of the month following the month in which the death of the Member occurs and ending on the first day of the month in which the death of the Member’s Spouse occurs. The benefit payable under this Section shall be the Actuarial Equivalent of the benefit payable under Section 10.01 except for the benefit payable in respect of Credited Service after December 31, 1993, which shall be the Actuarial Equivalent of the retirement income assuming 60% of the retirement income would be continued to the Member’s Spouse following the death of the Member. Notwithstanding the foregoing, the Member may deliver to the Administrator, within the 12 month period immediately preceding the date upon which payment of the first instalment of the benefit commences, a consent signed by the Member’s Spouse in the written form prescribed by the Administrator and, as required under Applicable Pension Laws, permitting the benefit to be paid in the normal form as described in Section 10.01.

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10.03	Election of Optional Form

(a)	In lieu of the annuity prescribed by Sections 10.01 and 10.02, a Member may, in the written form prescribed by and filed with the Administrator within the 90 day period immediately preceding payment of the first instalment of the benefit, elect to receive the retirement income payable under Article 9 or 12, except any temporary retirement income payable under Section 9.03, in the form of a life annuity, the annual amount of which is increased or decreased by reason of a variation in the terms of payment. Such annuity shall be payable in one of the forms specified in paragraphs (d), (e) and (f).

(b)	If a Member makes an election under paragraph (a), it shall be subject to the following conditions:

(i)	A Member who at the date the first instalment is due has a Spouse who has not waived, in prescribed form, the right to a contingent pension shall receive any retirement income in the form of a monthly pension payable during the Member’s lifetime with a portion of such pension payable upon the Member’s death to the Member’s surviving Spouse for the remainder of the Spouse’s lifetime. The portion of the Member’s retirement income continuing to be paid to the Member’s Spouse after the Member’s death shall be 60% or such higher percentage that the Member elects in accordance with this Section.

(ii)	A Member who has a Spouse must make an election in accordance with subparagraph (i) unless the Member delivers to the Administrator, within the 12 month period immediately preceding the date upon which payment of the first instalment of the benefit commences, a consent signed by the Member’s Spouse in the written form prescribed by the Administrator and as required under Applicable Pension Laws.

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(iii)	A Spouse who has waived the right to a contingent pension in accordance with subparagraph (ii), may revoke such a waiver, provided the Administrator is notified thereof in writing prior to the date the first instalment is due to the Member.

(c)	An election to receive an optional form of retirement income under this Section may be revoked or changed provided that either:

(i)	written notice of such revocation or change is received from the Member by the Administrator at least 30 days prior to payment of the first instalment of the benefit; or

(ii)	the Spouse under a contingent annuitant option has died prior to payment of the first instalment of the benefit.

(d)	Life Annuity - Guaranteed Term

The retirement income is in the form of an annual retirement income payable in equal monthly instalments for the life of the Member with the last payment due on the first day of the month in which the death of the Member occurs and with a guarantee that if the Member dies before 120 or 180 payments are made, as elected by the Member, the remaining payments shall be paid to the Member’s Beneficiary. The value of the benefit payable under an optional form described in this paragraph shall be the Actuarial Equivalent of the benefit payable under the normal form described in Section 10.01.

(e)	Life Annuity Continuing to Spouse - 60%

The retirement income is in the form of an annual retirement income payable in equal monthly instalments for the life of the Member with the last payment due to

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the Member on the first day of the month in which the death of the Member occurs and 60% of such income continuing to be paid to the Member’s Spouse commencing on the first day of the month following the month in which the death of the Member occurs and ending on the first day of the month in which the death of the Member’s Spouse occurs. The value of the benefit payable under the optional form described in this paragraph shall be the Actuarial Equivalent of the benefit payable under the normal form described in Section 10.01, except for the benefit payable in respect of Credited Service after December 31, 1993 which shall not be adjusted.

(f)	Life Annuity Continuing to Spouse - 662/3%, 75% or 100%

The retirement income is in the form of an annual retirement income payable in equal monthly instalments for the life of the Member with the last payment due to the Member on the first day of the month in which the death of the Member occurs and 66 2/3%, 75% or 100% of this retirement income, as elected by the Member, continuing to be paid to the Member’s Spouse commencing on the first day of the month following the month in which the death of the Member occurs and ending on the first day of the month in which the death of the Member’s Spouse occurs. The value of the benefit payable under an optional form described in this paragraph shall be the Actuarial Equivalent of the benefit payable under the normal form described in Section 10.01, except for the benefit payable in respect of Credited Service after December 31, 1993 which shall be the Actuarial Equivalent of the benefit payable under the optional form described in paragraph (e).

(g)	Other Options

In lieu of any other form of retirement income specified in this Article, a Member may elect any other optional form that is acceptable under Revenue Rules and Applicable Pension Laws and that may be approved and made available by the Company from time to time.

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10.04	Spousal Continuance of Bridge Benefits

If a Member receives his retirement income in accordance with Section 10.02 or elects to receive his retirement income in accordance with paragraph 10.03(e) or 10.03(f), 60% of any temporary retirement income payable under Section 9.03 shall continue to be paid to the Member’s Spouse commencing on the first day of the month following the month in which the death of the Member occurs and ending on the first day of the month preceding the earliest of the Member’s Normal Retirement Date and the date on which the death of the Spouse occurs. No actuarial adjustment is applied to the Member’s temporary retirement income to account for the continuation to his Spouse under this Section.

10.05	Ad Hoc Increases

In its sole discretion, the Company may amend the Plan to provide ad hoc increases to the amounts of retirement income being paid to Members and joint annuitants.

10.06	Maximum Payment Amount

Notwithstanding Section 10.05, in no event shall:

(a)	the amount of retirement income paid to the Member in respect of retirement income payable under Article 9 or 12, except any temporary retirement income payable under Section 9.03, exceed such portion of retirement income in the year of commencement, adjusted from that time to reflect increases in the Consumer Price Index as published by Statistics Canada; and

(b)	the amount of retirement income paid to the Member in respect of any temporary retirement income payable under Section 9.03, exceed such portion of retirement income in the year of commencement, adjusted from that time to reflect increases in the Consumer Price Index as published by Statistics Canada.

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The above paragraph shall also apply to any portion of retirement income continuing to the Member’s joint annuitant or Beneficiary after the Member’s death.

10.07	Non-Commutability of Annuities

Subject to Articles 11, 12 and 15, an annuity required to be paid under the terms of the Plan shall not be surrendered, or commuted and paid in a lump sum. Notwithstanding the foregoing, an annuity required to be paid under the Plan may be commuted and paid in a lump sum at the discretion of the Administrator if the annual retirement income that would be payable to the Member at Normal Retirement Date is not more than 2% of the YMPE as at the Date of Determination. The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

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ARTICLE 11. — DEATH BENEFITS

11.01	Death Benefits Prior to Normal Retirement Date

(a)	If a Member who is accruing Continuous Service dies prior to Normal Retirement Date, the Member’s Spouse, or if no Spouse exists, the Member’s Beneficiary shall receive the following benefit:

(i)	the lump sum Actuarial Equivalent of the retirement income that the Member would have been eligible to receive in accordance with Section 9.02 or Article 12, as applicable, in respect of Credited Service, or Plan amendments made, on and after January 1, 1987, had the Member retired or terminated employment on the date of death;

(ii)	the amount by which the Member’s Required Contributions made on or after January 1, 1987, together with Interest, exceed 50% of the amount specified in subparagraph (i); and

(iii)	the Member’s Required Contributions made prior to January 1, 1987, together with Interest.

Any benefit payable to a Spouse shall be paid, at the Spouse’s option, as a lump sum or, on an Actuarial Equivalent basis, as an immediate retirement income or a deferred retirement income commencing on or after the Spouse’s attainment of age 55, but not after the Spouse’s attainment of age 65. Any benefit payable to a Beneficiary shall be paid as a lump sum.

(b)	In lieu of the provisions of paragraph (a), the following provisions shall apply to the benefit in respect of Credited Service prior to January 1, 1994 if a Member who is accruing Continuous Service and who has a Spouse dies after attaining age 55 and completing 10 years of Continuous Service and prior to Normal Retirement Date.

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(i)	The Member’s Spouse shall receive an immediate retirement income. The amount of such retirement income shall be equal to the Plan Benefit determined as if the Member retired on the first day of the month coincident with or immediately preceding the date of death and further adjusted in accordance with Section 10.03 of the Plan provisions in force on December 31, 1993 as if the Member had elected a 50% continuance to the Spouse after the death of the Member.

(ii)	In lieu of this immediate retirement income, the Spouse may elect to receive the death benefits payable under paragraph (a) hereof.

(iii)	If, on an Actuarial Equivalent basis, the value of this immediate retirement income is less than the value of the benefit payable under paragraph (a), the Spouse shall receive the benefit payable under paragraph (a) in lieu of this immediate retirement income.

11.02	Death Benefits After Normal Retirement Date

and Before Postponed Retirement Date

If a Member who is accruing Continuous Service dies on or after Normal Retirement Date, but before Postponed Retirement Date, the Spouse or, if there is no Spouse, the Beneficiary shall receive the benefits specified in Section 11.01 with the reference to Section 9.02 changed to Section 9.04.

11.03	Death Benefits for Terminated Employees

If a Member has ceased to accrue Continuous Service and has an entitlement to retirement income benefits in accordance with Article 12, and if the death of such Member occurs prior to the commencement of such retirement income, there shall be paid to the Member’s Spouse, or if there is no Spouse, the Beneficiary the benefit determined in accordance with paragraph 11.01(a), with the reference to Section 9.02 deleted, to the extent not previously refunded or transferred.

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11.04	Death Benefits After Retirement Date

(a)	If the death of a Member occurs after the payment of his retirement income under Article 9 or 12 has commenced, there shall be paid to the Spouse or Beneficiary any benefits due in accordance with the retirement income option elected by the Member under Article 10. In the case of a Member who did not elect, and was not deemed to have elected, an optional form of retirement income, payment shall be made to the Member’s Beneficiary in accordance with Section 10.01.

(b)	If the death of a Member occurs after his Early Retirement Date but before Pension Commencement Date as defined in Section 9.02, there shall be paid the benefits determined in accordance with Section 11.01.

11.05	Commutation of Death Benefits

(a)	The amount of retirement income payable to a Member’s Beneficiary under a guarantee option may, if so requested by the Beneficiary, be paid in a lump sum that is the Actuarial Equivalent of the remaining retirement income payments under the guarantee option.

(b)	The amount of retirement income payable to a Member’s estate under a guarantee option shall be paid in a lump sum that is the Actuarial Equivalent of the remaining retirement income payments under the guarantee option.

11.06	Beneficiary Designation

A Member shall designate in writing a Beneficiary to receive any benefits that are payable under the Plan to a Beneficiary upon the death of such Member and may change such designation from time to time. Such designation or change must be in accordance with any law applicable to the Member and shall be in such form and executed in such manner as the Administrator may, from time to rime, determine. Any designation or change must be filed with the Administrator. Benefits payable as a result of the death of

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the Member shall be paid in accordance with the most recent designation filed by the Member with the Administrator and, in the absence of an effective designation of a Beneficiary, the Administrator shall instruct the Funding Agency to make payment of any death benefits payable to the Beneficiary under the Plan to the estate of the Member and any such payment shall completely discharge all liability with respect to the amount paid. Any Beneficiary designations in respect of a benefit payable under a Prior Plan that are on record with the Administrator shall remain in effect for the purposes of the Plan until the Member changes such designation.

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ARTICLE 12. — TERMINATION OF EMPLOYMENT

12.01	Not Vested

A Member whose employment with a Participating Employer is terminated prior to the completion of two years of Continuous Service as a Member, for any reason other than death or retirement, shall receive a lump sum payment equal to the Member’s Required Contributions with Interest.

12.02	Vested

(a)	A Member whose employment with a Participating Employer is terminated after the completion of two years of Continuous Service as a Member, for any reason other than death or retirement, shall receive benefits as follows:

(i)	in respect of Credited Service, or Plan amendments made, on and after January 1, 1987, the retirement income equal to the Plan Benefit determined using the Member’s date of termination of employment as the Date of Determination, payable in accordance with Article 10 and commencing at Normal Retirement Date;

(ii)	the amount by which Required Contributions made on or after January 1, 1987, together with Interest, exceed 50% of the lump sum Actuarial Equivalent of any entitlement under subparagraph (i); and

(iii)	the greater of (A) and (B), where:

(A)	is any Required Contributions made prior to January 1, 1987 together with Interest; and

(B)	is the lump sum Actuarial Equivalent of any entitlement in respect of Credited Service prior to January 1, 1987.

Items (ii) and (iii) above are payable in a lump sum.

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(b)	Notwithstanding paragraph (a) above, a Member whose employment with a Participating Employer is terminated for any reason other than death or retirement, after attaining age 45 and completing 10 years of Continuous Service shall not receive benefits in accordance with subparagraphs (a)(i) and (a)(iii). In lieu thereof, such Member shall receive a retirement income payable in accordance with Article 10 and commencing at Normal Retirement Date, equal to the greater of:

(i)	the Plan Benefit determined using the Member’s date of termination of employment as the Date of Determination; and

(ii)	the retirement income specified in subparagraph (a)(i) plus the Actuarial Equivalent of the benefit specified in subparagraph (a)(iii).

12.03	Earlier Payment of Vested Pension

A Member who is entitled to an amount of retirement income commencing at Normal Retirement Date under this Article may elect to receive such retirement income commencing within 10 years of the Member’s Normal Retirement Date, reduced to the lesser of (a) and (b) as follows:

(a)	the Actuarial Equivalent of the retirement income otherwise payable at Normal Retirement Date, provided that, if the Member’s employment with the Company is terminated after the completion of 15 years of Continuous Service and his age and Continuous Service total 60 years or more at the date of termination, the retirement income payable in respect of Credited Service after December 31, 1993 shall be equal to the retirement income which would have commenced at Normal Retirement Date in respect of such Credited Service multiplied by the early retirement factor determined in accordance with subparagraph 9.02(b)(i)(B) using the date on which retirement income commences as the Pension Commencement Date;

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(b)	the retirement income which would have commenced at Normal Retirement Date multiplied by the applicable early retirement factor in accordance with paragraph 9.02(c), with the references to Early Retirement Date changed to date of termination of employment.

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ARTICLE 13. — RELATED EMPLOYER BENEFIT LIMITATIONS

13.01	Lifetime Benefit

The amount of lifetime retirement income benefit payable under the Plan to a Member, a Member’s Beneficiary and a Member’s Spouse, as applicable, shall not cause the lifetime retirement income benefits payable in respect of the Member under the defined benefit provisions of all registered pension plans in which Related Employers participate to exceed, in the aggregate, the lifetime retirement income limits set out under Revenue Rules.

13.02	Bridge Benefit

The amount of temporary retirement income benefit payable under the Plan to a Member, a Member’s Beneficiary and a Member’s Spouse, as applicable, shall not cause the temporary retirement income benefits payable in respect of the Member under the defined benefit provisions of all registered pension plans in which Related Employers participate to exceed, in the aggregate, the temporary retirement income limits set out under Revenue Rules.

13.03	Combined Lifetime Benefit and Bridge Benefit

The amount of the combined lifetime retirement income benefit and temporary retirement income benefit payable under the Plan to a Member, a Member’s Beneficiary and a Member’s Spouse, as applicable, shall not cause the combined lifetime retirement income benefits and temporary retirement income benefits payable in respect of the Member under the defined benefit provisions of all registered pension plans in which Related. Employers participate to exceed, in the aggregate, the combined lifetime retirement income and temporary retirement income limits set out under Revenue Rules.

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13.04	Pension Adjustment

In each calendar year, the amount of retirement income accrued by the Member under the Plan shall not result in a pension adjustment, determined in accordance with Revenue Rules, in respect of the Member under all registered pension plans in which Related Employers participate, in excess of the limits prescribed under Revenue Rules.

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ARTICLE 14. — DISABILITY

14.01	Disability Criteria

A Member who sustains a Total and Permanent Disability shall be deemed to be disabled for the purposes of the Plan.

The disability of the Member shall be deemed to cease on the earlier of the date on which the Member ceases to qualify as disabled in accordance with the above requirements and the Normal Retirement Date.

14.02	Disability Benefits

During the continuance of disability of a Member pursuant to Section 14.01, for the purposes of the Plan:

(a)	Continuous Service shall continue to accrue in full; and

(b)	Credited Service shall continue to accrue at the rate in effect immediately prior to the Member becoming disabled.

The Member shall continue to be entitled to the Continuous Service and Credited Service accrued under paragraphs (a) and (b) even if the Member fails to return to active employment upon expiry of the period of disability.

14.03	Recovery

Should a Member cease to be disabled, and provided the Member is eligible, the Member may elect to retire. If the Member is not eligible or does not elect to retire and if the Member does not return to active employment with a Participating Employer, the Member shall be deemed to terminate employment in accordance with Article 12 on the date the Member ceases to be disabled.

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14.04	Earnings Average and Applicable Provisions

(a)	Should a Member cease to be disabled for any reason other than return to active employment with a Participating Employer, for the purposes of determining the benefits payable under Article 9, 11 or 12,

(i)	his Final Average Earnings, Final Average Earnings-3, YMPE Average and YMPE Average-36 shall be determined using the date on which his Total and Permanent Disability has commenced as the Date of Determination; and

(ii)	subject to Applicable Pension Laws and Revenue Rules, the Plan provisions shall be those in effect immediately prior to the commencement of his disability.

(b)	Should a Member cease to be disabled due to return to active employment with a Participating Employer:

(i)	for the purposes of calculating his YMPE Average, any full calendar year during which he was absent due to a Total and Permanent Disability shall be excluded; and

(ii)	for the purposes of calculating his YMPE Average-36, any full calendar month during which he was absent due to a Total and Permanent Disability shall be excluded.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 48

ARTICLE 15. — TRANSFERS

15.01	Transfer from Registered Plan of Previous Employer

(a)	Where a Reciprocal Agreement exists between the Company and a previous employer, the Administrator will accept deposits into the Fund to the credit of an Employee by way of transfer from the previous employer’s registered pension plan or deferred profit sharing plan. Amounts so transferred will be accepted in accordance with the terms of the Reciprocal Agreement.

(b)	Where no Reciprocal Agreement exists, such amounts may be transferred into the Fund at the sole discretion of the Company. Amounts so transferred shall be separately accounted and applied as elected by the Member under administrative arrangements made by the Administrator, including any arrangements between the Administrator and a Funding Agency. Such arrangements will include allocations of Interest as specified in Article 6. The Transferred Amounts shall only be applied toward the provision of benefits on a money purchase basis upon the Member ceasing to accrue Continuous Service. Thereupon the Member or, after death in the absence of an election, the Beneficiary, shall receive the Transferred Amounts in accordance with Applicable Pension Laws and Revenue Rules.

15.02	Transfer to Other Registered Plan

(a)	Subject to Applicable Pension Laws, if a Reciprocal Agreement exists between the Company and a subsequent employer of a Member, transfer payments may be made into the fund of the subsequent employer’s registered pension plan. The amount of such transfer shall be determined in accordance with the Reciprocal Agreement.

(b)	A Member whose employment with a Participating Employer is terminated more than 10 years prior to Normal Retirement Date, for any reason other than death or retirement, and who is entitled to an amount of deferred retirement income, may direct that the lump sum Actuarial Equivalent of his benefit be transferred to:

(i)	another registered pension plan;

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(ii)	an insurance company for the purchase of a life annuity contract; or

(iii)	such other registered vehicle as may be approved under Applicable Pension Laws and Revenue Rules, subject to any approval by the Member’s Spouse that is required by Applicable Pension Laws;

as designated by the Member; provided, however, that the administrator of such plan or vehicle agrees in writing to administer such transferred benefit within the conditions of Applicable Pension Laws. The Member may elect to make such a transfer:

(iv)	upon termination of employment with a Participating Employer;

(v)	at any other date as may be specified in Applicable Pension Laws; and

(vi)	at any other date as may be authorized by the Administrator.

15.03	Transfer of Spouse Benefits

A Spouse who is entitled to a retirement income under the Plan upon the death of the Member prior to the commencement of payment of the Member’s retirement income, may direct that the lump sum Actuarial Equivalent of the Spouse’s benefit be transferred to a plan or vehicle specified in subparagraphs 15.02(b)(i), 15.02(b)(ii) and 15.02(b)(iii), as designated by the Spouse; provided, however, that the administrator of such plan or vehicle agrees in writing to administer such transferred benefit within the conditions of Applicable Pension Laws. The Spouse may elect to make such a transfer:

(a)	upon the Member’s death;

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 50

(b)	at any other date as may be specified in Applicable Pension Laws; and

(c)	at any other date as may be authorized by the Administrator.

15.04	Transfer Options for Cash Settlements

The Member or the Spouse who is entitled to an amount in lump sum form in accordance with Section 10.07, Article 11, Article 12 or Appendix B, may elect, in lieu of receiving the amount in a cash settlement, to have this amount:

(a)	paid into another registered pension plan, if this other plan so permits;

(b)	paid into a registered retirement savings plan;

(c)	transferred to an insurance company for the purchase of an immediate annuity or a deferred life annuity commencing not later than December 31 of the calendar year during which the Member or Spouse, as applicable, attains Maximum Retirement Age, in a form acceptable under Revenue Rules; or

(d)	paid into such other registered vehicle as may be approved under Revenue Rules.

15.05	Limitations on Transfers

(a)	An amount transferred in accordance with Section 15.02, or a cash settlement payable to a Member under Section 10.07 and transferred in accordance with Section 15.04, shall not exceed, if such transfer is not made to a defined benefit provision of a registered pension plan, the greater of the Member’s Required Contributions with Interest and the product of:

(i)	the annual amount of retirement income equal to the Plan Benefit using the Member’s date of termination of employment or Retirement Date, as applicable, as the Date of Determination; and

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 51

(ii)	the appropriate factor from the following table:

Attained Age at Date of Calculation	Factor
Under 50	9.0
50	9.4
51	9.6
52	9.8
53	10.0
54	10.2
55	10.4
56	10.6
57	10.8
58	11.0
59	11.3
60	11.5
61	11.7
62	12.0
63	12.2
64	12.4
65	12.4
66	12.0
67	11.7
68	11.3
69	11.0
70	10.6
71	10.3

For non-integral ages lower than 64, the appropriate factor shall be determined on an interpolated basis.

If the Member retires on a Postponed Retirement Date, the amount under (i) above shall include any actuarial increase to which the Member may be entitled under Section 9.04.

(b)	The amount transferred in accordance with Section 15.03, together with any other amount payable under the Plan upon the death of the Member prior to the commencement of payment of the Member’s retirement income, shall not exceed the lump sum Actuarial Equivalent of the benefits that the Member would have been eligible to receive in accordance with Article 9 or Article 12, as applicable, had the Member retired or terminated employment on the date of death.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 52

(c)	If the amount to be transferred exceeds the maximum transferable amount in accordance with paragraph (a) or (b), as applicable, the excess shall be paid in cash to the Member or Spouse, as applicable.

(d)	The transfers under Sections 15.02, 15.03 and 15.04, excluding any refund of Required Contributions with Interest, shall be subject to any limitations prescribed by Applicable Pension Laws in respect of the transfer of monies from the Fund.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 53

ARTICLE 16. — CONTRIBUTIONS AND FUNDING

16.01	Company Contributions

Based upon the amounts estimated by the Actuary and subject to Section 16.02 and any agreement among Participating Employers, each Participating Employer will contribute to the Fund such amounts as are required in accordance with, and within the time limits specified in, Applicable Pension Laws. Subject to Applicable Pension Laws, the liability of a Participating Employer at any time is limited to such contributions as should have theretofore been made by it in accordance with Applicable Pension Laws. Notwithstanding the foregoing, contributions made to the Plan after 1990 by each Participating Employer shall only be made if they are eligible contributions in accordance with Revenue Rules.

16.02	Surplus

At the discretion of the Company and subject to the provisions of Applicable Pension Laws, any surplus determined by the Actuary, or a portion thereof, may be used to determine or to reduce the contributions of Participating Employers under the Plan or may, to the extent allowed and subject to any conditions or approval procedures under Applicable Pension Laws, be returned to the Participating Employers. Subject to any agreement among the Participating Employers, the allocation of surplus among Participating Employers shall be determined by the Company on the advice of the Actuary.

16.03	Excess Contributions

(a)	In the event that a Participating Employer or a Member makes a contribution to the Plan which would cause the Plan’s registration to be revocable under Revenue Rules then, subject to conditions or approval procedures under Applicable Pension Laws, such contribution shall be returned to the Participating Employer or the Member, as applicable.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 54

(b)	In the event that a Participating Employer makes a contribution to the Plan which is subsequently determined to be an overpayment of required contributions then, subject to Applicable Pension Laws, such contribution may be returned to the Participating Employer.

16.04	Fund

(a)	A Fund shall be established and maintained for the purposes of the Plan under which all contributions and earnings thereon are held to pay the payments specified in the Plan.

(b)	The Company and the Administrator shall be jointly responsible for the selection of a Funding Agency. The Fund (or a portion thereof) shall be maintained and administered by a Funding Agency in accordance with the terms of the Funding Agreement entered into between the Company, the Administrator and such Funding Agency. The Company, the Administrator and the Funding Agency may jointly agree to amend the form and the terms of the Funding Agreement at any time and from time to time. The Company and the Administrator may jointly further appoint an advisor and/or an investment manager to advise in respect of or manage the investment of any portion of the Fund. The Company and the Administrator may jointly replace any Funding Agency, advisor or investment manager so appointed at any time, in accordance with the terms of any applicable agreement or contract.

(c)	The Funding Agreement is ancillary to the Plan and is intended to receive contributions made to the Plan and to give effect to the provisions of the Plan relating to the safekeeping and investment of the assets of the Fund and to facilitate the payment of the benefits and other payments properly made under the Plan, in accordance with Applicable Pension Laws and Revenue Rules, and not to create rights to payments from the Fund that are in addition to those payments expressly provided under the Plan. In the case of conflict between the provisions of the Plan and those of the Funding Agreement, the provisions of the Plan shall govern.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 55

(d)	Subject to Applicable Pension Laws, the retirement income and other benefits provided under the Plan shall only be paid to the extent that they are provided for by the assets held in the Fund, and no liability or obligation to make any contributions thereto or otherwise shall be imposed upon a Participating Employer other than in accordance with Section 16.01.

(e)	The fees properly paid and the expenses reasonably incurred in respect of the Plan and the Fund, including but not restricted to:

(i)	the fees of the Administrator and expenses incurred by the Administrator on behalf of the Plan or the Fund;

(ii)	the fees of the Funding Agency;

(iii)	the fees and disbursements of the agents of the Administrator with respect to the Plan or Fund;

(iv)	the fees and disbursements of the advisors with respect to the Plan or Fund, including actuarial, consulting, legal and accounting; and

(v)	costs related to the investments of the Fund, including brokerage, commissions and transfer taxes, and costs related to investment counsel and investment management services;

shall be paid from the Fund.

The Administrator or the Participating Employers or any of them may pay any such fees and expenses on behalf of the Plan or Fund, subject to reimbursement by the Fund. Reimbursement may be waived by the payer.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 56

16.05	Investments

(a)	The investment of the Fund shall be made in accordance with Applicable Pension Laws and Revenue Rules.

(b)	The Administrator shall establish a written statement of investment policies and goals for the Plan.

16.06	Claims on the Fund

No Member or any person claiming through a Member shall have any right to, or any interest in any part of the Fund, or to any benefit or other payment from the Fund, except to the extent specifically provided from time to time under the Plan, the Funding Agreement or Applicable Pension Laws.

16.07	Sole Recourse to Fund

A Member or person claiming through the Member shall have recourse solely to the Fund for any benefit or other payment from the Plan. Linder no circumstances shall any liability attach to a Participating Employer, the Administrator, any member of the administration committee, or any director, officer or employee of a Participating Employer, for any benefit or other payment hereunder.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 57

ARTICLE 17. — PROTECTION OF BENEFITS

17.01	Non-Assignability of Benefits

Except as permitted under Section 17.02 and subject to Applicable Pension Laws and the portability and commutation provisions of any other Article of the Plan, no benefit, right or interest provided under the Plan shall be:

(a)	capable of anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, charge, seizure, attachment or other legal or equitable process; and

(b)	capable of being given as security or surrendered;

and, for the purposes of this Section:

(c)	assignment does not include assignment by the legal representative of a deceased individual on the distribution of the individual’s estate; and

(d)	surrender does not include a reduction in benefits to avoid the revocation of the registration of the Plan under Revenue Rules.

17.02	Support and Division of Property on Marriage Breakdown

(a)	Subject to Applicable Pension Laws and pursuant to a written agreement, decree, order or judgment of a competent tribunal, a benefit payable under the Plan may be subject to execution, seizure or attachment in satisfaction of an order for support or maintenance or may be assigned, pledged, charged, encumbered or alienated to satisfy a division of matrimonial property.

(b)	The determination of the benefit payable to a person under paragraph (a) shall be subject to Applicable Pension Laws and Revenue Rules.

(c)	The Member’s benefit entitlements shall be reduced to account for the value of any settlement made under paragraph (a). Such reduction shall be determined in accordance with Applicable Pension Laws and Revenue Rules.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 58

17.03	Facility of Payment

If the Administrator receives evidence which in its absolute discretion is satisfactory to it that:

(a)	a person entitled to receive any payment provided for in the Plan is physically or mentally incompetent to receive such payment and to give a valid release therefore;

(b)	another person or an institution is then maintaining or has custody of such payee; and

(c)	no guardian, committee or other representative of the estate of such payee has been duly appointed;

then the Administrator may direct the payment to the person or institution specified in paragraph (b), and such payment shall be a valid and complete discharge to the Plan for the payment.

In the absence of the appointment of a legal guardian, any benefit payable to a minor may be paid to such adult or adults as have, in the absolute discretion of the Administrator, assumed the custody and principal financial support of such minor.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 59

ARTICLE 18. — AMENDMENT OR DISCONTINUANCE

18.01	Amendment

The Company expects to continue the Plan indefinitely, but nevertheless reserves the right to:

(a)	amend the Plan;

(b)	terminate the Plan;

(c)	merge or consolidate the Plan with any other registered pension plan adopted by the Board;

provided that no such action shall adversely affect any benefit accrued immediately prior to the time such action is taken, except as provided in Sections 18.02 or 18.04. The accrued benefits will be computed using as the applicable Date of Determination, the earliest of the date the Member ceases to accrue Continuous Service and the date of the amendment, termination, merger or consolidation of the Plan, as applicable.

Any amendment of the Plan shall be made by:

(d)	the adoption of a resolution by the Board; or

(e)	the execution of a certificate of amendment by an officer of the Company authorized by resolution of the Board to amend the Plan.

A copy of each amendment shall be provided forthwith upon adoption to each of the Participating Employers. All such amendments shall be binding upon the Participating Employers and upon each Member.

18.02	Amendment Required to Maintain Registration

Notwithstanding any other provisions of the Plan, the Company may amend the Plan as is necessary to maintain the registration of the Plan under Applicable Pension Laws and

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 60

Revenue Rules. Section 18.01 shall not restrict the Company’s ability to make an amendment to the Plan, including, but without limiting the generality of the foregoing, an amendment providing for benefits to be reduced, when the purpose of the amendment is to maintain such registration of the Plan. Any such benefit reduction shall be subject to conditions or approval procedures under Applicable Pension Laws.

18.03	Certification of Post-1989 Additional Benefits

An amendment to the Plan which creates additional benefits in respect of a period of employment after 1989 and which must be certified by the Minister of National Revenue in accordance with Revenue Rules shall not be effective in respect of a Member until such certification has been received for that Member, and such additional benefits will not be paid as a result of the amendment prior to certification. The Company shall apply for such certification before the Participating Employers make any contributions to the Plan in respect of such amendment.

18.04	Discontinuance

In the event the Plan is discontinued at any time in whole or in part with respect to a specified group of Members only, the assets of the Fund (or the interest therein of Members affected by a partial discontinuance) shall be allocated to provide, to the extent of said assets and subject to Applicable Pension Laws, the benefits then accrued under the Plan. Accrued benefits will be computed using the date the Member ceases to accrue Continuous Service as the applicable Date of Determination. Such allocation shall be made in accordance with an allocation schedule then established by the Company in consultation with the Actuary and filed with and approved by the appropriate authorities in accordance with Applicable Pension Laws.

18.05	Settlement on Discontinuance of Plan

For the purposes of Section 18.04, provision for accrued benefits means payment to or for the Member in the form of cash, the purchase of annuity contracts, the transfer of monies

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 61

to other registered pension plans or to approved registered vehicles, or the continuation of the Fund or a combination thereof, at the discretion of the Company and as permitted under Applicable Pension Laws and Revenue Rules.

18.06	Surplus upon Discontinuance

Upon discontinuance of the Plan, in whole or in part, any assets of the Fund (or the appropriate portion of the Fund in the case of a partial discontinuance) in excess of those required to discharge all liability for accrued benefits shall be paid to the Participating Employers, except to the extent that Applicable Pension Laws otherwise require.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 62

ARTICLE 19. — DISCLOSURE

19.01	Plan Explanation

Within the period prescribed by Applicable Pension Laws, the Administrator shall provide to each Employee who becomes eligible for membership in the Plan, a written description of the Plan. Such description shall explain the terms and conditions of the Plan and amendments thereto applicable to the Employee and the rights and obligations of the Employee in respect of the Plan.

Except as otherwise permitted or required under Applicable Pension Laws, the Administrator shall provide a written explanation of an amendment to each Employee affected by the amendment not later than 60 days after registration of any amendment to the Plan.

19.02	Inspection

(a)	The Administrator or the Participating Employer shall permit a Member, or such person as is required to be permitted under Applicable Pension Laws, to inspect, to make extracts from or to copy the Plan text and any other related documents required to be made available under Applicable Pension Laws, at such time and places as may be required by Applicable Pension Laws.

(b)	To the extent required by Applicable Pension Laws, the Administrator shall provide, on request, a Member, or such person as is required to be permitted under Applicable Pension Laws, with copies of any of the documents required to be made available under Applicable Pension Laws upon payment to the Administrator of a reasonable fee.

19.03	Benefits Statement

(a)	Within the period prescribed by Applicable Pension Laws, the Administrator shall provide to each Member a written statement describing the benefits the Member has earned to date and such other information as required under Applicable Pension Laws.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 63

(b)	Upon cessation of employment of a Member or upon termination of the Member’s active membership in the Plan, the Administrator shall provide to the Member (or the person entitled to benefits in the event of the Member’s death) within the period prescribed by Applicable Pension Laws, a written statement of the benefits and options to which the Member is entitled.

19.04	Other Information

The Administrator or the Company shall provide such other information regarding the Plan, statistical or otherwise, as is required under Applicable Pension Laws and Revenue Rules.

19.05	Limitation

Such explanation, statement or right of disclosure of the Plan text and other documents provided shall have no effect on the rights or obligations of any person under the Plan, and shall not be referred to in interpreting or giving effect to the provisions of the Plan. Neither the Administrator, the Participating Employers, nor any employee, officer nor director of a Participating Employer who is involved in the administration of the Plan shall be liable for any loss or damage claimed by any person to have been caused by any error or omission in such explanation, statement or other information.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 64

ARTICLE 20. — ADMINISTRATION

20.01	The Administrator

(a)	The Plan has been established by the Company on behalf of Participating Employers who are sponsors of the Plan from time to time.

(b)	The Company is the Administrator of the Plan for all purposes including, without limitation, for purposes of Applicable Pension Laws. To facilitate any action required to be taken by the Company under the provisions of the Plan, the Board has established the Pension Administration Board to act on behalf of the Company.

(c)	The Plan and the Fund shall be administered by the Administrator in accordance with the Plan, the Funding Agreement, written statement of investment policies and goals for the Plan, the articles and bylaws of the Company, written agreements among Participating Employers, Applicable Pension Laws and Revenue Rules.

20.02	Power to Delegate

The Administrator may appoint one or more agents to carry out any act or transaction required for the administration and management of the Plan and the Fund or may retain advisors. Every agent appointed by the Administrator shall report to and shall be subject to the direction and continuing supervision of the Administrator.

20.03	Interpretation of Plan Provisions

The Administrator may from time to time direct that appropriate records be maintained and may establish rules for the administration of the Plan. The Administrator shall have the exclusive right to interpret the Plan provisions and to decide any matters arising hereunder in the administration and operation of the Plan. All interpretations and decisions shall be applied as nearly as may be possible in a uniform manner to all Members similarly situated.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 65

20.04	Entitlements to Rely on Statements

The Administrator and members of the Pension Administration Board may rely in good faith on the statements or reports of the Funding Agency, the Actuary, an accountant, an appraiser, a lawyer or other professional advisor retained by the Administrator or the Pension Administration Board.

20.05	No Personal Liability

Subject to Applicable Pension Laws, neither the Administrator, the Participating Employers, nor any member of the Pension Administration Board, nor any director, officer or other employee of a Participating Employer shall be liable to any person whatsoever for anything done or omitted to be done in respect of the administration of the Plan, except where the act or omission was fraudulent or in bad faith on the part of the person against whom a claim is made.

20.06	Indemnification

The Company shall indemnify and save harmless the members of the Pension Administration Board and any other employees who are involved in the administration of the Plan from the effects and consequences of their acts, omissions and conduct in their formal capacity to the extent permitted by law except for their own wilful and intentional malfeasance or misconduct. No part of the Fund shall be used for indemnification payments.

20.07	Employer Records

Whenever the records of a Participating Employer are used for the purposes of the Plan, such records shall be conclusive of the facts with which they are concerned.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 66

20.08	Information Provided by the Member

An eligible Employee, a Member, a Beneficiary or a Spouse shall sign such application forms prescribed by the Administrator and furnish proof of age and furnish such other data and sign such documents as the Administrator deems necessary or desirable for the proper administration of the Plan or to evidence initial or continued eligibility for a benefit hereunder.

In the absence of actual notice to the contrary, the Administrator shall make payment in accordance with information provided by the Member. If there is a dispute as to whether a person is a Spouse, Beneficiary or other person entitled to payments hereunder, or where two or more persons make adverse claims in respect of a benefit, or where a person makes a claim that is inconsistent with information provided by the Member, the Administrator may obtain court directions and the costs in respect thereof may, to the extent permitted by law, be charged against the benefit to be paid.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	APPENDIX A Page 1

Appendix A — Prior Plans

The retirement income accrued under the terms of the Prior Plans is equal to the NBL Past Service Benefit plus, for Members with Credited CBCL Past Service, the CBCL Past Service Benefit, determined as follows:

1.	Nabisco Brands Ltd. Pension Plan

(a)	Credited NBL Past Service

Credited NBL Past Service is the period of Continuous Service prior to January 4, 1993, taken to the nearest month, during which the Member made or is deemed to have made Required Contributions to the Nabisco Brands Ltd. Pension Plan.

(b)	NBL Past Service Benefit

The retirement income accrued by the Member under the terms of the Prior Plan shall be equal to Credited NBL Past Service, multiplied by (i) minus (ii), where:

(i)	is 2.0% of Final Average Earnings; and

(ii)	is 0.7% of the lesser of Final Average Earnings and the YMPE Average.

2.	Plan for Pensions of Christie, Brown and Company, Limited

(a)	Credited CBCL Past Service

Credited CBCL Past Service is the period of Continuous Service taken to the nearest month during which the Member made or is deemed to have made Required Contributions to the Plan for Pensions of Christie, Brown and Company, Limited.

(b)	CBCL Past Service Benefit

The retirement income accrued by the Member under the terms of the Prior Plan shall be equal to Credited CBCL Past Service multiplied by (i) minus (ii), where:

(i)	is 1.5% of Final Average Earnings; and

(ii)	is 0.4% of the lesser of Final Average Earnings and the YMPE Average.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	APPENDIX B Page 1

Appendix B — Group Retirement Savings Plan

1.	Introduction

(a)	The provisions of the Group Retirement Savings Plan (GRSP) are set out in this Appendix. The GRSP is the optional defined contribution portion of the Plan.

(b)	The basic purpose of the GRSP is to provide an opportunity to save for retirement with matching contributions by the Participating Employers.

(c)	The benefits provided under the GRSP shall be in addition to any benefits provided under the foregoing provisions of the Plan.

2.	Definitions

In this Appendix, the following terms shall, unless the context clearly indicates otherwise, have the following meanings.

(a)	“GRSP” means the Group Retirement Savings Plan set forth in this Appendix.

(b)	“GRSP Beneficiary” means the person last designated by the GRSP Member, pursuant to Section 7 of this Appendix, to receive any benefit payable to a GRSP Beneficiary under the GRSP in the event of the death of the GRSP Member.

(c)	“GRSP Employer Account” means the aggregate of GRSP Employer Contributions plus Investment Earnings thereon, in respect of a GRSP Member.

(d)	“GRSP Employer Contributions” means the amounts deposited in the GRSP Employer Account in respect of a GRSP Member.

(e)	“GRSP Member” means a Member who has contributed to the GRSP.

(f)	“GRSP Member Account” means the aggregate of GRSP Member Contributions plus Investment Earnings thereon, in respect of a GRSP Member.

(g)	“GRSP Member Contributions” means the contributions which a GRSP Member made to the GRSP or makes in accordance with Section 4 of this Appendix.

(h)	“Investment Earnings” means the investment gains and losses made by each GRSP Employer Account or GRSP Member Account. The method used for calculating and allocating Investment Earnings shall be determined by the Company.

(i)	“Revision Date” means January 1 and July 1, in any year. After December 31, 1994, means the first of any month.

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3.	GRSP Membership

Each active Member may elect to become a GRSP Member on January 1, 1994 or on any subsequent Revision Date.

4.	Contributions

(a)	In each calendar year as before or portion thereof, each GRSP Member may elect to contribute to the GRSP, by regular payroll deduction, at one of the contribution rates specified in paragraph (b). Such GRSP Member Contributions shall cease upon the date specified in paragraph 5.01(b) but ignoring 5.01(b)(vi).

(b)	The contribution rates referred to in paragraph (a) shall be 1%, 2%, 3%, 4%, 5% and 6% of Earnings.

(c)	On each Revision Date, each GRSP Member may elect to cease making GRSP Member Contributions or to change or reinstate his rate of GRSP Member Contributions.

(d)	In each calendar year or portion thereof and subject to the provisions of Sections 16.01 and 16.02, GRSP Employer Contributions equal to 30% of the GRSP Member Contributions made by the GRSP Member in such calendar year or portion of calendar year shall be deposited in the GRSP Employer Account of the GRSP Member.

(e)	The Company shall establish administrative procedures such that the total of GRSP Employer Contributions and GRSP Member Contributions shall not exceed the amount of contributions permissible under the Income Tax Act and Revenue Rules.

5.	Investment

(a)	GRSP Member Contributions shall be deposited in individual GRSP Member Accounts.

(b)	GRSP Employer Contributions shall be deposited in individual GRSP Employer Accounts.

(c)	The GRSP Member Account and GRSP Employer Account shall be invested, at the direction of the GRSP Member, in a number of investment options to be made available by the Funding Agency under the terms of the Funding Agreement. A GRSP Member may change such direction on each Revision Date.

(d)	GRSP Member Accounts and GRSP Employer Accounts shall be valued at least monthly, at which time all interest, dividend and other investment earnings shall be allocated to each account.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	APPENDIX B Page 3

6.	Retirement and Termination Benefits

(a)	A GRSP Member who is eligible to receive benefits in accordance with Article 9 or 12 and who has not completed two years of Continuous Service as a Member, shall receive, in a lump sum, the balance of his GRSP Member Account and his GRSP Employer Account.

(b)	If a GRSP Member is eligible to receive benefits in accordance with Article 9 or 12 and has completed two years of Continuous Service as a Member, the balance of his GRSP Member Account and his GRSP Employer Account shall be transferred to another registered employees’ pension plan, an insurance company for the purchase of a life annuity contract, or such other vehicle as may be approved under Applicable Pension Laws, as designated by the GRSP Member; provided, however, that the administrator of such plan or vehicle agrees in writing to administer such transferred monies as a deferred life annuity within the conditions of Applicable Pension Laws. The transfers under this paragraph shall be subject to any limitations prescribed by Applicable Pension Laws in respect of the transfer of monies from the Fund.

7.	Death Benefits

(a)	If a GRSP Member dies prior to the transfer of his GRSP accounts in accordance with Section 6 of this Appendix, his Spouse or, if there is no Spouse or if his Spouse has waived, in prescribed form and subject to Applicable Pension Laws, the right to the death benefit, his GRSP Beneficiary shall receive, in a lump sum, the balance of his GRSP Member Account and his GRSP Employer Account.

(b)	A GRSP Member shall designate in writing a GRSP Beneficiary to receive any benefits that are payable under the GRSP to a GRSP Beneficiary upon the death of such GRSP Member and may change such designation from time to time. Such designation or change must be in accordance with any law applicable to the GRSP Member and shall be in such form and executed in such manner as the Administrator may, from time to time, determine. Any designation or change must be filed with the Administrator. Benefits payable as a result of the death of the GRSP Member shall be paid in accordance with the most recent designation filed by the GRSP Member with the Administrator and, in the absence of an effective designation of a GRSP Beneficiary, the Administrator shall instruct the Funding Agency to make payment of any death benefits payable to the GRSP Beneficiary under the GRSP to the estate of the GRSP Member and any such payment shall completely discharge all liability with respect to the amount paid.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	APPENDIX B Page 4

8.	Transfers

If a GRSP Member is transferred within a Participating Employer or to another Participating Employer to a category of employment such that the GRSP Member ceases to be an Employee for the purposes of the Plan or is transferred to any Related Employer which does not itself participate in the Plan:

(a)	if the GRSP Member does not become a member of a pension plan which has a Group Retirement Savings Plan sponsored by a Participating Employer, the benefits payable under the GRSP shall be determined in accordance with the applicable provisions of the GRSP on the earliest of:

(i)	the GRSP Member’s no longer being employed by a Participating Employer or a Related Employer;

(ii)	the GRSP Member’s death; and

(b)	if the GRSP Member becomes a member of a pension plan which has a Group Retirement Savings Plan sponsored by a Participating Employer, assets equal to his GRSP Employer Account and his GRSP Member Account under the GRSP shall be transferred to such accounts under the subsequent Group Retirement Savings Plan.

CERTIFICATE OF THE SECRETARY OF

KRAFT CANADA INC. (the “Corporation”)

AMENDMENT TO KRAFT CANADA INC. RETIREMENT PLAN FOR NIAGARA FALLS SALARIED CEREAL DIVISION EMPLOYEES (the “Plan”)

WHEREAS:

1.	An amendment to the Plan is required to modify the definition of Spouse to include same-sex spouses under certain circumstances.

2.	The Corporation has changed the definition of Final Average Earnings-3 and increased the bridge benefit payable from the Plan.

3.	The Corporation has improved the provisions of the Group Retirement Savings Plan.

4.	The Corporation has implemented a new expatriate policy for members transferred to a foreign affiliate.

NOW THEREFORE BE IT RESOLVED THE FOLLOWING:

A.	Definition of Spouse: Section 2.41 of the Plan is modified, effective December 8, 1998.

B.	Defined Benefit Plan Changes: Sections 2.17 and 9.03 are modified effective October 1, 1999.

C.	Group Retirement Savings Plan: Effective January 1, 2000, section 4 of Appendix B is modified and section 9 of Appendix B is added.

D.	New Expatriate Policy: Section 4.03 is modified and Sections 15.06, 15.07 and 15.08 are added, all effective October 1, 1999.

THE UNDERSIGNED, being the Secretary of the Corporation, hereby certifies that the foregoing is a true and correct copy of resolutions passed by the Board of Directors of the Corporation as of the 17th day of October, 2000, that the said resolutions remain unamended and in full force and effect as of the date hereof and that these amendments are incorporated in the Plan provisions as per the attached revised pages 6, 11, 17, 18, 19, 30 and 55, the addition of pages 6A, 11A, 30A, 55A, 55B and 55C, and the attached revised pages 2 and 4 of Appendix B.

DATED this 5th day of December, 2000.

/s/ Richard A. Bailey
Richard A. Bailey

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 6

(i)	taxable fringe benefits such as personal use of a company automobile, automobile allowances, gifts, sales contest, suggestion and other comparable prizes and awards, provincial health insurance premiums, meals and lodging supplied by the Participating Employer, tuition fees and employee loans;

(ii)	amounts of benefits received under stock option, stock purchase, long-term incentive compensation and other comparable plans; and

(iii)	retiring allowances, termination payments and payments in lieu of notice on termination of employment, unless and except to the extent that, the Company authorizes the inclusion of any such benefits or amounts, or unless otherwise prohibited by law.

(b)	“Final Average Earnings” means the annualized average of the Member’s Earnings for any consecutive five (5) year period during the ten (10) year period prior to the Member’s Date of Determination for which such average is the highest, or where the Member’s Continuous Service is less than five (5) years, the annualized average of the Member’s Earnings during his Continuous Service prior to the Date of Determination.

(c)	“Final Average Earnings-3” means the annualized average of the Member’s Earnings in the thirty-six (36) consecutive calendar months of employment immediately preceding the Date of Determination or, if higher, in the three (3) calendar years of highest Earnings of the last ten (10) calendar years of employment immediately preceding the Date of Determination.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 6A

Notwithstanding the foregoing, for any Date of Determination on or after October 1, 1999, “Final Average Earnings-3” means the annualized average of the Member’s Earnings in the thirty-six (36) consecutive calendar months of employment immediately preceding the Date of Determination or, if higher, in the three (3) calendar years of employment prior to the Date of Determination which produce the highest average.

Where the Member’s Continuous Service is less than thirty-six (36) consecutive months, “Final Average Earnings-3” means the annual average of the Member’s Earnings during the Member’s Continuous Service.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 11

2.38	“Required Contributions” means contributions which the Member is required to make to the Plan in accordance with Article 5 and the required contributions, if any, made by the Member to a Prior Plan.

2.39	“Retirement Date” means the Early, Normal or Postponed Retirement Date on which a Member actually retires or is deemed to retire.

2.40	“Revenue Rules” means the provisions of the Income Tax Act (Canada) and any applicable provincial income tax act, and any relevant regulations thereto, as they may be amended from time to time, pertaining to pension plans or funds registered under the Income Tax Act (Canada) as they are applicable to the Plan.

2.41	“Spouse” means, in relation to a Member, the person of the opposite sex who, at the earlier of the commencement of the Member’s pension and the date of the Member’s death, meets one of the following eligibility requirements:

(a)	the person is married to the Member; or

(b)	the person is not married to the Member and is living with the Member in a conjugal relationship:

(i)	continuously for a period of not less than three years; or

(ii)	in a relationship of some permanence, if they are the natural or adoptive parents of a child, both as defined in the Family Law Act (Ontario);

provided that the person is not living separate and apart from the Member at that time.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 11A

Notwithstanding the foregoing, where a Member’s pension commences on or after December 8, 1998, and in the case of a Member whose pension had not commenced prior to December 8, 1998 and who dies on or after December 8, 1998, the definition of “Spouse” in this Section is ‘amended by deleting the words “of the opposite sex”, subject to the requirements for registration of the Plan under Applicable Pension Laws and Revenue Rules.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 17

(iv)	any period which would result in Credited Service prior to January 1, 1994, other than Credited Service accrued as an active Member of the Plan for Pensions of Christie, Brown and Company, Limited, exceeding 35 years;

(v)	any period which would result in Credited Service after December 31, 1993 exceeding 35 years minus Credited Service prior to January 1, 1994; and

(vi)	subject to the provisions of Article 15, any period of service with a foreign or non-participating affiliate or subsidiary, unless such person is specifically designated by the Pension Administration Board as an Employee for such period.

(c)	Special Inclusions in Credited Service

Credited Service shall include:

(i)	any period of disability provided under Article 14;

(ii)	the first six months of any sick leave or lay-off as described in subparagraph 4.01(b)(i) and 4.01(b) (ii), that has commenced prior to January 1, 1994;

(iii)	any period of lay-off, as described in subparagraph 4.01(b) (ii), that has commenced on or after January 1, 1994;

(iv)	any leave of absence on account of maternity or parenting as may be duly authorized by the Participating Employer, provided that such leave has commenced on or after January 1, 1994 and does not exceed two (2) years; and

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 18

(v)	any period of leave or military service, other than a period included under subparagraphs (ii), (iii) and (iv), during which:

(A) the Member has no Earnings;

(B) any legislation applicable to the Member requires that the Member be permitted to make contributions to the Plan that would have been required had the Member been active at work during such period; and

(C) the Member elects to make such Required Contributions in accordance with Section 5.02.

For each period included in Credited Service as a result of subparagraph (v), the monthly number of hours worked by the Member during such period is deemed to equal the monthly average of the hours worked by the Member during the three months preceding such period.

In no event, however, shall the total periods of Credited Service included under subparagraphs (i), (ii), (iii), (iv) and (v), in respect of a Member, excluding those throughout which the Member suffers a physical or mental impairment, as certified in writing by a qualified medical doctor, that prevents the Member from performing the duties of employment in which the Member was engaged before the commencement of the impairment, exceed the sum of

(vi)	five years; and

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 19

(vii) the periods of parenting, as defined in Revenue Rules, subject to a maximum of 36 months of such periods of parenting and a maximum of 12 months for any one period of parenting.

In no event shall any period included in Credited Service under this paragraph (c) cause Credited Service to exceed the maximum number of years specified in subparagraphs (b)(iv) and (b)(v).

4.04	Transfer of Employment

(a)	If a Member is transferred within a Participating Employer or to another Participating Employer to a category of employment such that the Member ceases to be an Employee for the purposes of the Plan or is transferred to any Related Employer which does not itself participate in the Plan:

(i) this transfer shall not constitute a termination of employment for the purposes of Section 4.05 and Article 12;

(ii) the Member’s Continuous Service shall include all periods of uninterrupted employment of the Member with a Related Employer; and

(iii) the Member’s Credited Service shall exclude those periods of his employment with a Related Employer while the Member was not an Employee.

(b)	The transfer of a Member from one Participating Employer to another Participating Employer such that the Member still remains an Employee for the purposes of the Plan shall not constitute a termination of employment for the purposes of Article 12 and such person will continue to be a Member of the

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 30

(ii)	the date the Member completed, or would have completed had the Member continued in employment after his Early Retirement Date, 30 years of Continuous Service; and

(iii)	the date on which the aggregate of the Member’s age and Continuous Service is, or would have been had the Member continued in employment after his Early Retirement Date, equal to 80 years.

9.03	Bridge Benefit

(a)	In addition to the retirement income specified in Section 9.02, a Member who retires on an Early Retirement Date while accruing Continuous Service will receive a monthly temporary retirement income payable from Pension Commencement Date to the end of the month preceding the earliest of his Normal Retirement Date and the date of his death. If the Member’s Early Retirement Date is before October 1, 1999, this monthly retirement income is equal to one-twelfth (1/12) of one hundred and forty dollars ($140) multiplied by his Credited Service after December 31, 1993. If the Member’s Early Retirement Date is on or after October 1, 1999, the monthly retirement income shall be equal to one-twelfth (1/12) of one hundred and fifty dollars ($150) multiplied by his Credited Service.

(b)	The monthly temporary retirement income payable under paragraph (a) at Pension Commencement Date shall not exceed the product of (i) and (ii), where:

(i)	is equal to the sum of:

(A)	the maximum monthly pension benefit payable under the Old Age Security Act as at Pension Commencement Date, and;

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 30A

(B)	the maximum monthly pension benefit payable under the Canada Pension Plan as at Pension Commencement Date to a person commencing to receive such pension benefit at age sixty-five (65), multiplied by the ratio, not to exceed one (1),

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 55

For non-integral ages lower than 64, the appropriate factor shall be determined on an interpolated basis.

If the Member retires on a Postponed Retirement Date, the amount under (i) above shall include any actuarial increase to which the Member may be entitled under Section 9.04.

(b)	The amount transferred in accordance with Section 15.03, together with any other amount payable under the Plan upon the death of the Member prior to the commencement of payment of the Member’s retirement income, shall not exceed the lump sum Actuarial Equivalent of the benefits that the Member would have been eligible to receive in accordance with Article 9 or Article 12, as applicable, had the Member retired or terminated employment on the date of death.

(c)	If the amount to be transferred exceeds the maximum transferable amount in accordance with paragraph (a) or (b), as applicable, the excess shall be paid in cash to the Member or Spouse, as applicable, or be transferred in a prescribed retirement vehicle, as specified in Applicable Pension Laws and as permitted under Revenue Rules.

(d)	The transfers under Sections 15.02, 15.03 and 15.04, excluding any refund of Required Contributions with Interest, shall be subject to any limitations prescribed by Applicable Pension Laws in respect of the transfer of monies from the Fund.

15.06	In the event that:

—	a Member’s employment with a Participating Employer is terminated;

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 55A

—	the Member becomes employed with a foreign company which is associated with a Participating Employer but which does not itself participate in the Plan; and

—	the transfer of employment is deemed permanent by the Company;

the following provisions shall apply:

(a)	the Member’s Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he remains in the employment of the associated company;

(b)	the Member’s Credited Service (for benefit computation purposes) shall exclude those periods of employment during which he is not an Employee and is in the employment of the associated company, unless such a period of employment was previously included in the Member’s Credited Service in accordance with Section 15.07;

(c)	for the sole purposes of determining Final Average Earnings and Final Average Earnings-3, the Member’s Earnings in each month during which the Member is employed by the associated company shall be deemed equal to one-twelfth (1/12) of the Member’s Earnings in the last full calendar year of employment with a Participating Employer adjusted from each subsequent January 1 to reflect increases in the Industrial Aggregate Wage Index as published by Statistics Canada; and

(d)	the Member shall receive benefits from the Plan on the date of his retirement, death or termination of employment with the associated company, which shall be the Member’s Date of Determination for the purposes of the Plan.

Alternatively, the Member may elect to receive benefits in accordance with Article 12.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 55B

15.07	In the event that:

•	a Member’s employment with a Participating Employer is terminated;

•	the Member becomes employed with a foreign company which is associated with a Participating Employer but which does not itself participate in the Plan; and

•	the transfer of employment is deemed temporary by the Company;

this shall not constitute a termination of employment pursuant to Article 12. In the event of such transfer:

(a)	the Member’s Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he remains in the employment of the associated company;

(b)	subject to Revenue Rules, the Member’s Credited Service (for benefit computation purposes) shall include those periods of employment with the associated company up to a maximum of three (3) years;

(c)	for the sole purposes of determining Final Average Earnings, Final Average Earnings-3 and the Member’s contributions under paragraph (d), the Member’s Earnings in each month during which the Member is employed by the associated company shall be deemed equal to one-twelfth (1/12) of the Member’s Earnings in the last full calendar year of employment with a Participating Employer adjusted from each subsequent January 1 to reflect increases in the Industrial Aggregate Wage Index as published by Statistics Canada;

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 55C

(d)	the Member shall continue making contributions pursuant to Section 5.01 during the period of employment with the associated company included in his Credited Service pursuant to paragraph (b).

If the period of employment with the associated company exceeds three (3) years, the provisions of Section 15.06 shall be applied as of the date of attainment of three (3) years of employment with the associated company.

15.08	Notwithstanding Article 1, the provisions of Sections 15.06 and 15.07 shall also apply to Members who were transferred to a foreign company associated with a Participating Employer prior to October 1, 1999 and who are still in the employ of such foreign company as of October 1, 1999.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	APPENDIX B Page 2

(h)	“Investment Earnings” means the investment gains and losses made by each GRSP Employer Account or GRSP Member Account. The method used for calculating and allocating Investment Earnings shall be determined by the Company.

(i)	“Revision Date” means January 1 and July 1, in any year. After December 31, 1994, means the first of any month.

3.	GRSP Membership

Each active Member may elect to become a GRSP Member on January 1, 1994 or on any subsequent Revision Date.

4.	Contributions

(a)	In each calendar year as before or portion thereof, each GRSP Member may elect to contribute to the GRSP, by regular payroll deduction, at one of the contribution rates specified in paragraph (b). Such GRSP Member Contributions shall cease upon the date specified in paragraph 5.01(b) but ignoring 5.01 (b)(vi).

(b)	The contribution rates referred to in paragraph (a) shall be 1%, 2%, 3%, 4%, 5% and 6% of Earnings.

(c)	On each Revision Date, each GRSP Member may elect to cease making GRSP Member Contributions or to change or reinstate his rate of GRSP Member Contributions.

(d)	In each calendar year or portion thereof prior to January 1, 2000, and subject to the provisions of Sections 16.01 and 16.02, GRSP Employer Contributions equal to 30% of the GRSP Member Contributions made by the GRSP Member in such calendar year or portion of calendar year shall be deposited in the GRSP Employer Account of the GRSP Member. In each calendar year or portion thereof after December 31, 1999, and subject to the provisions of Sections 16.01 and 16.02, GRSP Employer Contributions equal to 40% of the GRSP Member Contributions made by the GRSP Member in such calendar year or portion of calendar year shall be deposited in the GRSP Employer Account of the GRSP Member.

(e)	The Company shall establish administrative procedures such that the total of GRSP Employer Contributions and GRSP Member Contributions and any GRSP Transfers as defined under Section 9 of this Appendix B shall not exceed the amount of contributions permissible under Revenue Rules, taking into account the pension credit derived under this Plan and any other registered pension plan of a Related Employer.

5.	Investment

(a)	GRSP Member Contributions shall be deposited in individual GRSP Member Accounts.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	APPENDIX B Page 4

(b)	A GRSP Member shall designate in writing a GRSP Beneficiary to receive any benefits that are payable under the GRSP to a GRSP Beneficiary upon the death of such GRSP Member and may change such designation from time to time. Such designation or change must be in accordance with any law applicable to the GRSP Member and shall be in such form and executed in such manner as the Administrator may, from time to time, determine. Any designation or charge must be filed with the Administrator. Benefits payable as a result of the death of the GRSP Member shall be paid in accordance with the most recent designation filed by the GRSP Member with the Administrator and, in the absence of an effective designation of a GRSP Beneficiary, the Administrator shall instruct the Funding Agency to make payment of any death benefits payable to the GRSP Beneficiary under the GRSP to the estate of the GRSP Member and any such payment shall completely discharge all liability with respect to the amount paid.

8.	Transfers

If a GRSP Member is transferred within a Participating Employer or to another Participating Employer to a category of employment such that the GRSP Member ceases to be an Employee for the purposes of the Plan or is transferred to any Related Employer which does not itself participate in the Plan:

(a)	if the GRSP Member does not become a member of a pension plan which has a Group Retirement Savings Plan sponsored by a Participating Employer, the benefits payable under the GRSP shall be determined in accordance with the applicable provisions of the GRSP on the earliest of:

(i)	the GRSP Member’s no longer being employed by a Participating Employer or a Related Employer;

(ii)	the GRSP Member’s death; and

(b)	if the GRSP Member becomes a member of a pension plan which has a Group Retirement Savings Plan sponsored by a Participating Employer, assets equal to his GRSP Employer Account and his GRSP Member Account under the GRSP shall be transferred to such accounts under the subsequent Group Retirement Savings Plan.

9.	GRSP Transfers

On or after February 7, 2000, and subject to paragraph 4(e) of this Appendix B, a GRSP Member may contribute to the GRSP any amounts transferred from the Kraft Canada Inc. Employee Savings Plan. Any such funds so transferred shall be defined as “GRSP Transfers”, shall not attract any GRSP Employer Contributions under paragraph 4(d), and shall be deposited in the GRSP Member Account of the GRSP Member.

CERTIFICATE OF THE SECRETARY OF

KRAFT CANADA INC. (the “Corporation”)

AMENDMENT TO KRAFT CANADA INC. RETIREMENT PLAN FOR NIAGARA FALLS SALARIED CEREAL DIVISION EMPLOYEES (the “Plan”)

WHEREAS:

1.	Pursuant to Article 18 of the Plan the Corporation reserves the right to amend the Plan.

2.	The Canada Customs and Revenue Agency (“CCRA”) has requested that certain amendments be made to the Plan to maintain registration of the Plan under the Income Tax Act.

3.	The Corporation wishes to amend the Plan to increase the limit on eligible foreign service from three to five years in accordance with CCRA policies.

NOW THEREFORE BE IT RESOLVED THE FOLLOWING:

A.	Early Retirement: Section 9.02 (c) of the Plan is deleted and replaced effective January 1, 1994.

B.	Excess Contributions: Section 16.03 of the Plan is deleted and replaced effective January 1, 1994.

C.	Expatriate Policy: Section 15.07 of the Plan is deleted and replaced effective January 1, 2000.

THE UNDERSIGNED, being the Secretary of the Corporation, hereby certifies that the foregoing is a true and correct copy of resolutions passed by the Board of Directors of the Corporation as of the 8th day of November, 2001, that the said resolutions remain unamended and in full force and effect as of the date hereof and that these amendments are incorporated in the Plan provisions as per the attached revised pages 30, 30A, 55B, 55C, 56 and 57.

DATED this 8th day of November, 2001.

/s/ Richard A. Bailey
Richard A. Bailey

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 30

(ii)	the date the Member completed, or would have completed had the Member continued in employment after his Early Retirement Date, 30 years of Early Retirement Eligibility Service; and

(iii)	the date on which the aggregate of the Member’s age and Early Retirement Eligibility Service is, or would have been had the Member continued in employment after his Early Retirement Date, equal to 80 years.

For the purpose of subparagraphs (ii) and (iii), “Early Retirement Eligibility Service” means the sum of:

(iv)	all periods throughout which the Member was employed by an employer who is or was a Participating Employer in this Plan or a Prior Plan or by a predecessor employer to such an employer, within the meaning of Revenue Rules; and

(v)	any period of Credited Service which is not included under subparagraph (iv).

9.03	Bridge Benefit

(a)	In addition to the retirement income specified in Section 9.02, a Member who retires on an Early Retirement Date while accruing Continuous Service will receive a monthly temporary retirement income payable from Pension Commencement Date to the end of the month preceding the earliest of his Normal Retirement Date and the date of his death. If the Member’s Early Retirement Date is before October 1, 1999, this monthly retirement income is equal to one-twelfth (1/12) of one hundred and forty dollars ($140) multiplied by his Credited Service after December 31, 1993. If the Member’s Early Retirement Date is on or after October 1, 1999, the monthly retirement income shall be equal to one-twelfth (1/12) of one hundred and fifty dollars ($150) multiplied by his Credited Service.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 30A

(b)	The monthly temporary retirement income payable under paragraph (a) at Pension Commencement Date shall not exceed the product of (i) and (ii), where:

(i)	is equal to the sum of:

(A) the maximum monthly pension benefit payable under the Old Age Security Act as at Pension Commencement Date; and

(B) the maximum monthly pension benefit payable under the Canada Pension Plan as at Pension Commencement Date to a person commencing to receive such pension benefit at age sixty-five (65), multiplied by the ratio, not to exceed one (1),

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 55B

15.07	In the event that:

•	a Member’s employment with a Participating Employer is terminated;

•	the Member becomes employed with a foreign company which is associated with a Participating Employer but which does not itself participate in the Plan; and

•	the transfer of employment is deemed temporary by the Company;

this shall not constitute a termination of employment pursuant to Article 12. In the event of such transfer:

(a)	the Member’s Continuous Service (for benefit eligibility purposes) shall include all periods of uninterrupted, regular employment of the Member while he remains in the employment of the associated company;

(b)	subject to Revenue Rules, the Member’s Credited Service (for benefit computation purposes) shall include those periods of employment with the associated company up to a maximum of five years (three years for such periods of employment outside Canada where the Employee returned to employment with an associated company in Canada before January 1, 2000);

(c)	for the sole purposes of determining Final Average Earnings, Final Average Earnings-3 and the Member’s contributions under paragraph (d), the Member’s Earnings in each month during which the Member is employed by the associated company shall be deemed equal to one-twelfth (1/12) of the Member’s Earnings in the last full calendar year of employment with a Participating Employer adjusted from each subsequent January 1 to reflect increases in the Industrial Aggregate Wage Index as published by Statistics Canada;

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 55C

(d)	the Member shall continue making contributions pursuant to Section 5.01 during the period of employment with the associated company included in his Credited Service pursuant to paragraph (b).

If the period of employment with the associated company exceeds the limit on Credited Service pursuant to paragraph (b), the provisions of Section 15.06 shall be applied as of the date of attainment of three or five years of employment as applicable, with the associated company.

15.08	Notwithstanding Article 1, the provisions of Sections 15.06 and 15.07 shall also apply to Members who were transferred to a foreign company associated with a Participating Employer prior to October 1, 1999 and who are still in the employ of such foreign company as of October 1, 1999.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 56

Article 16 Contributions and Funding

16.01	Company Contributions

Based upon the amounts estimated by the Actuary and subject to Section 16.02 and any agreement among Participating Employers, each Participating Employer will contribute to the Fund such amounts as are required in accordance with, and within the time limits specified in, Applicable Pension Laws. Subject to Applicable Pension Laws, the liability of a Participating Employer at any time is limited to such contributions as should have theretofore been made by it in accordance with Applicable Pension Laws. Notwithstanding the foregoing, contributions made to the Plan after 1990 by each Participating Employer shall only be made if they are eligible contributions in accordance with Revenue Rules.

16.02	Surplus

At the discretion of the Company and subject to the provisions of Applicable Pension Laws, any surplus determined by the Actuary, or a portion thereof, may be used to determine or to reduce the contributions of Participating Employers under the Plan or may, to the extent allowed and subject to any conditions or approval procedures under Applicable Pension Laws, be returned to the Participating Employers. Subject to any agreement among the Participating Employers, the allocation of surplus among Participating Employers shall be determined by the Company on the advice of the Actuary.

16.03	Excess Contributions

In the event that a Participating Employer or a Member makes a contribution to the Plan which would cause the Plan’s registration to be revocable under Revenue Rules then, subject to conditions or approval procedures under Applicable Pension Laws, such contribution shall be returned to the Participating Employer or the Member, as applicable.

Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees Amended and Restated as of January 1, 1994	Page 57

16.04	Fund

(a) A Fund shall be established and maintained for the purposes of the Plan under which all contributions and earnings thereon are held to pay the payments specified in the Plan.

(b)	The Company and the Administrator shall be jointly responsible for the selection of a Funding Agency. The Fund (or a portion thereof) shall be maintained and administered by a Funding Agency in accordance with the terms of the Funding Agreement entered into between the Company, the Administrator and such Funding Agency. The Company, the Administrator and the Funding Agency may jointly agree to amend the form and the terms of the Funding Agreement at any time and from time to time. The Company and the Administrator may jointly further appoint an advisor and/or an investment manager to advise in respect of or manage the investment of any portion of the Fund. The Company and the Administrator may jointly replace any Funding Agency, advisor or investment manager so appointed at any time, in accordance with the terms of any applicable agreement or contract.

(c)	The Funding Agreement is ancillary to the Plan and is intended to receive contributions made to the Plan and to give effect to the provisions of the Plan relating to the safekeeping and investment of the assets of the Fund and to facilitate the payment of the benefits and other payments properly made under

CERTIFICATE OF THE ASSISTANT SECRETARY OF

KRAFT CANADA INC. (the “Corporation”)

AMENDMENT NO. 3 TO THE KRAFT CANADA INC. RETIREMENT PLAN FOR NIAGARA FALLS SALARIED CEREAL DIVISION EMPLOYEES (the “Plan”)

WHEREAS:

1.	The Corporation is the sponsor and administrator of the Plan.

2.	Pursuant to Article 18 of the Plan, the Corporation reserves the right to amend the Plan.

3.	The Corporation wishes to provide that all members shall be entitled to commutation of retirement income upon shortened life expectancy and to the accrual of service during emergency leave prescribed by applicable legislation.

4.	The Corporation wishes to provide that all members shall be immediately vested and shall be entitled to the pre-retirement indexation of post-2000 pensions.

5.	The Corporation wishes to reflect a change in the name of the Group Retirement Savings Plan, a change in the Company contribution rate under said plan and the elimination of transfers under said plan.

6.	The Corporation wishes to reflect the increase in the maximum retirement income payable under the Income Tax Act (Canada).

NOW THEREFORE BE IT RESOLVED THE FOLLOWING:

A.	Commutation for Shortened Life Expectancy and the Accrual of Service during Emergency Leave

1.	Effective March 3, 2000, Section 10.07 of the Plan is deleted in its entirety and replaced with the following:

“10.07 Non-Commutability of Annuities

(a)	Subject to Articles 11, 12 and 15 and paragraphs (b) and (c) below, an annuity required to be paid under the terms of the Plan shall not be surrendered, or commuted and paid in a lump sum.

Amendment No. 3 to the Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees	Page 2

(b)	An annuity required to be paid under the Plan may be commuted and paid in a lump sum at the discretion of the Administrator if the annual retirement income that would be payable to the Member at Normal Retirement Date is not more than 2% of the YMPE at the Date of Determination. The amount of any such form of benefit settlement shall be the Actuarial Equivalent of the benefit remaining to be paid.

(c)	An annuity currently being paid or required to be paid under the Plan may be commuted and paid in a lump sum at the discretion of the Member if the Member:

(i) establishes that he has an illness or physical disability that is likely to shorten his life expectancy to less than two years, as certified by a written statement from a qualified medical doctor licensed to practise in Canada;

(ii) provides an application to the Company in the prescribed form; and

(iii) satisfies any other conditions prescribed by Applicable Pension Laws.”

2.	Effective September 4, 2001:

(a) Subparagraph 4.01(b)(i) of the Plan is deleted in its entirety and replaced with the following:

“(i)	leave of absence duly authorized by a Related Employer, including, but not restricted to, leave on account of sickness, accident, jury duty, regular vacation, disability, emergency, maternity or parenting;”

(b) Subparagraph 4.03(c)(iv) of the Plan is deleted in its entirety and replaced with the following:

“(iv)	any leave of absence on account of emergency, maternity or parenting as may be duly authorized by the Participating Employer, provided that such leave has commenced on or after January 1, 1994 and does not exceed two (2) years; and”

Amendment No. 3 to the Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees	Page 3

B.	Immediate Vesting and Indexation of Post-2000 Pensions

3.	Effective January 1, 2001:

(a)	A new paragraph 11.01(c) is added to the Plan as follows:

“(c)	The retirement income under subparagraph (a)(i) shall reflect the adjustment described in paragraph 12.01(c).”

(b)	Article 12 of the Plan is deleted in its entirety and replaced with the following:

“Article 12 — Termination of Employment

12.01 A Member whose employment with a Participating Employer is terminated, for any reason other than death or retirement, shall receive benefits as follows:

(a)	A retirement income equal to the Plan Benefit using the Member’s date of termination as his Date of Determination and commencing on the Member’s Normal Retirement Date. Notwithstanding the foregoing, the Plan Benefit in respect of Credited Service prior to January 1, 1987 shall not be less than the Actuarial Equivalent of the Member’s Required Contributions made prior to January 1, 1987, with Interest.

(b)	The amount by which Required Contributions made on or after January 1, 1987, together with Interest to the Date of Determination, exceed fifty percent (50%) of the Actuarial Equivalent of the retirement income earned in respect of Credited Service or Plan amendments made on or after January 1, 1987,

(c)

The retirement income specified in paragraph (a), in respect of Credited Service accrued on and after January 1, 2001, shall be increased on the date of its commencement to reflect 50% of the change in the Consumer Price Index for Canada published by Statistics Canada from the date of termination of employment to the date that is 10 years prior to Normal Retirement Date. The

Amendment No. 3 to the Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees	Page 4

annualized increase shall not be less than 0% or greater than 2%. For determination of the amount specified in paragraph (b), the lump sum Actuarial Equivalent of the entitlement under paragraph (a) shall reflect the increase specified in this paragraph.

12.02	If a Member is entitled to receive a deferred pension in accordance with the provisions of this Article, he may elect to start receiving his retirement income at any time within 10 years of his Normal Retirement Date. The amount of retirement income payable to such Member shall be the retirement income payable from Normal Retirement Date, reduced to the lesser of (a) and (b) as follows:

(a)	the Actuarial Equivalent of the retirement income otherwise payable at Normal Retirement Date, provided that, if the Member’s employment with the Company is terminated after the completion of 15 years of Continuous Service and his age and Continuous Service total 60 years or more at the date of termination, the retirement income payable in respect of Credited Service after December 31, 1993 shall be equal to the retirement income which would have commenced at Normal Retirement Date in respect of such Credited Service, multiplied by the early retirement factor determined in accordance with subparagraph 9.02(b)(i)(B) using the date on which retirement income commences as the Pension Commencement Date;

(b)	the retirement income which would have commenced at Normal Retirement Date multiplied by the applicable early retirement factor in accordance with paragraph 9.02(c), with the references to Early Retirement Date changed to date of termination of employment.

12.03	(a)	A Member whose employment with a Participating Employer is terminated, for any reason other than death or retirement, prior to the completion of two years of Continuous Service while a Member shall be entitled to receive the Actuarial Equivalent of the retirement income otherwise payable from Normal Retirement Date as a cash payment in accordance with Section 15.04.

Amendment No. 3 to the Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees	Page 5

(b)	A Member whose employment with a Participating Employer is terminated for any reason other than death or retirement prior to the attainment of age 45 and the completion of 10 years of Continuous Service, shall be entitled to receive the Actuarial Equivalent of the portion of the Member’s benefit in respect of Credited Service prior to January 1, 1987 otherwise payable from Normal Retirement Date as a cash payment in accordance with Section 15.04.”

C. Group Retirement Savings Plan Changes (Change in Plan Name, Change in Company Contribution Rate and Elimination of GRSP Transfers)

4.	Effective January 1, 2003:

(a)	All references in the Plan to “Group Retirement Savings Plan” are deleted and replaced with “Optional Pension Plan”.

(b)	All references in the Plan to “a GRSP” are deleted and replaced with “an OPP”.

(c)	All references in the Plan to “GRSP” are deleted and replaced with “OPP”.

(d)	Paragraph 4(d) of Appendix B of the Plan is deleted in its entirety and replaced with the following:

“(d)

In each calendar year or portion thereof prior to January 1, 2000, and subject to the provisions of Sections 16.01 and 16.02, OPP Employer Contributions equal to 30% of the OPP Member Contributions made by the OPP Member in such calendar year or portion of calendar year shall be deposited in the OPP Employer Account of the OPP Member. In each calendar year or portion thereof after December 31, 1999 and prior to December 31, 2002, and subject to the provisions of Sections 16.01 and 16.02, OPP Employer Contributions equal to 40% of the

Amendment No. 3 to the Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees	Page 6

OPP Member Contributions made by the OPP Member in such calendar year or portion of calendar year shall be deposited in the OPP Employer Account of the OPP Member. In each calendar year or portion thereof after December 31, 2002, and subject to the provisions of Sections 16.01 and 16.02, OPP Employer Contributions equal to 50% of the OPP Member Contributions made by the OPP Member in such calendar year or portion of calendar year shall be deposited in the OPP Employer Account of the OPP Member.”

5.	Effective July 31, 2003, Section 9 of Appendix B of the Plan is deleted in its entirety and replaced with the following:

“9.	OPP Transfers

On or after February 7, 2000, and subject to paragraph 4(e) of this Appendix B, an OPP Member may contribute to the OPP any amounts transferred from the Kraft Canada Inc. Employee Savings Plan. Any such funds so transferred shall be defined as “OPP Transfers”, shall not attract any OPP Employer Contributions under paragraph 4(d), and shall be deposited in the OPP Member Account of the OPP Member. Effective July 31, 2003, OPP Transfers shall no longer be permitted.”

D.	Increase in Maximum Pension Limit

6.	Effective January 1, 2004:

(a)	Section 8.02 of the Plan is deleted in its entirety and replaced with the following:

“8.02	Maximum Formula

The Maximum Formula shall be the product of (a) and (b), where:

(a)	is the lesser of (i) and (ii), where:

(i)	is $1,833.33 or such higher amount at the Date of Determination which may be used to determine the maximum retirement income under Revenue Rules; and

Amendment No. 3 to the Kraft Canada Inc. Retirement Plan for Niagara Falls Salaried Cereal Division Employees	Page 7

(ii)	is 2% of the Member’s Average Earnings-3;

(b)	is the lesser of 35 years and the Member’s Credited Service.”

(b)	Subparagraph 9.03(c)(i) of the Plan is deleted in its entirety and replaced with the following:

“(i)	is equal to the product of the amount specified in subparagraph 8.02(a)(i), multiplied by Credited Service after December 31, 1993;”

THE UNDERSIGNED, being the Assistant Secretary of the Corporation, hereby certifies that the foregoing is a true and correct copy of a resolution duly passed by the Board of Directors of the Corporation, as of the 24th day of November, 2004, that the said resolution remains unamended and in full force and effect as of the date hereof and that this amendment is incorporated in the Plan provisions.

DATED this 25th day of November, 2004.

/s/ Ian J.T. Cross
Ian J.T. Cross

CERTIFICATE OF THE SECRETARY OF

KRAFT CANADA INC. (the “Corporation”)

AMENDMENT NO. 4 TO THE KRAFT CANADA INC. RETIREMENT PLAN FOR

NIAGARA FALLS SALARIED CEREAL DIVISION EMPLOYEES (the “Plan”)

WHEREAS:

1.	The Corporation is the sponsor and administrator of the Plan.

2.	Pursuant to Article 18 of the Plan, the Corporation reserves the right to amend the Plan.

3.	The Corporation wishes to amend the Plan to increase the matching OPP contribution made by the Corporation on and after January 1, 2007.

NOW THEREFORE BE IT RESOLVED THE FOLLOWING:

Change in OPP Company Contribution Rate

1.	Effective January 1, 2007, paragraph 4(d) of Appendix B of the Plan shall be deleted in its entirety and replaced with the following:

“(d)

In each calendar year or portion thereof prior to January 1, 2000, and subject to the provisions of Sections 16.01 and 16.02, OPP Employer Contributions equal to 30% of the OPP Member Contributions made by the OPP Member in such calendar year or portion of calendar year shall be deposited in the OPP Employer Account of the OPP Member. In each calendar year or portion thereof after December 31, 1999 and prior to December 31, 2002, and subject to the provisions of Sections 16.01 and 16.02, OPP Employer Contributions equal to 40% of the OPP Member Contributions made by the OPP Member in such calendar year or portion of calendar year shall be deposited in the OPP Employer Account of the OPP Member. In each calendar year or portion thereof after December 31, 2002 and prior to January 1, 2007, and subject to the provisions of Sections 16.01 and 16.02, OPP Employer Contributions equal to 50% of the OPP Member Contributions made by the OPP Member in such calendar year or portion of calendar year shall be deposited in the OPP

Employer Account of the OPP Member. In each calendar year or portion thereof after December 31, 2006, and subject to the provisions of Sections 16.01 and 16.02, OPP Employer Contributions equal to 55% of the OPP Member Contributions made by the OPP Member in such calendar year or portion of calendar year shall be deposited in the OPP Employer Account of the OPP Member.”

THE UNDERSIGNED, being the Secretary of the Corporation, hereby certifies that the foregoing is a true and correct copy of a resolution duly passed by the Board of Directors of the Corporation on the 10th day of April, 2008, that the said resolutions remain unamended and in full force and effect as of the date hereof and that this amendment is incorporated in the Plan provisions.

DATED this 11th day of April, 2008.

/s/ Roseanne M. Angotti
Roseanne M. Angotti

CERTIFICATE OF THE SECRETARY OF

KRAFT CANADA INC. (the “Corporation”)

AMENDMENT NO. 5 TO THE KRAFT CANADA INC. RETIREMENT PLAN FOR

NIAGARA FALLS SALARIED CEREAL DIVISION EMPLOYEES (the “Plan”)

WHEREAS:

1.	The Corporation is the sponsor and administrator of the Plan.

2.	Pursuant to Article 18 of the Plan, the Corporation reserves the right to amend the Plan.

3.	The Corporation wishes to amend the Plan to comply with recent Income Tax Act (Canada) changes.

4.	The Corporation wishes to amend the Plan to provide enhanced benefits to members of the Plan affected by the closure of the Cobourg Plant.

5.	The Corporation wishes to amend the Plan to clarify that annuities may be purchased to fund benefits payable under the Plan.

NOW THEREFORE BE IT RESOLVED THE FOLLOWING:

1.	Effective January 1, 2007, Section 2.25 is deleted and replaced with the following:

“2.25	“Maximum Retirement Age” with respect to an individual means age 71 or such later date as may be permitted under Revenue Rules.”

2.	Effective November 15, 2007, the following is added as Section 20.09 of the Plan:

“20.09 Purchase of Annuities

Effective November 15, 2007, any new or continuing benefit payable from the Plan to a Member or other person entitled to a benefit under the Plan, notwithstanding any provisions herein to the contrary, may be satisfied through the purchase of an annuity or annuities from a life insurance company or companies licensed to transact business in Canada in respect of any Member. The purchase of such annuity from such life insurance company or companies shall constitute a full and final settlement of the rights of the Member or other person entitled to a benefit under the Plan in respect of whom the annuity was purchased and shall fully and forever discharge the Plan, Company, its employees, directors, officers and other representatives from any further obligations to the Member or other person so entitled.”

3.	Effective November 15, 2007, the Plan is amended by the addition of Appendix C as follows:

“APPENDIX C

COBOURG PLANT CLOSURE PROVISIONS

The Company announced the closure of the Cobourg Plant on November 15, 2007. The provisions of this Appendix set out the special provisions that apply only to Affected Members (as defined below) as of the specified Termination Date (as defined below). The regular provisions of the Plan shall apply to such Members except to the extent that they are modified by this Appendix. Benefits payable in respect of death, retirement or termination of employment prior to and after the Termination Date shall be governed by the terms of the Plan as it was construed at the relevant time.

ARTICLE C-1

DEFINITIONS

Unless the context requires otherwise, all words and phrases defined elsewhere in the Plan (other than this Appendix) and used herein shall have the same meaning as given to them elsewhere in the Plan.

In this Appendix:

C1.01	“Affected Member” means a Member who receives a notice of termination of employment as a result of the closure of the Cobourg Plant and who terminates employment on his Termination Date pursuant to such notice.

C1.02	“Termination Date” in respect of an Affected Member means the date on or after November 15, 2007 when he terminates employment with the Company pursuant to the notice referred to in Section C1.01.

ARTICLE C-2

RETIREMENT

C2.01	Immediate Retirement

If an Affected Member has reached his Early Retirement Date, Normal Retirement Date or Postponed Retirement Date and is therefore eligible to retire and receive an immediate pension as at his Termination Date, then the Affected Member may elect to either commence that pension or transfer the Actuarial Equivalent of that pension pursuant to the terms of Section C4.02.

The Affected Member shall also be entitled to transfer the balance of his OPP Member Account and his OPP Employer Account, if any, pursuant to Section C4.02.

ARTICLE C-3

RULE OF FIFTY-FIVE

C3.01	Eligibility for Enhancement

Notwithstanding the provisions of Articles 7, 8 and 9 if the sum of the attained age of an Affected Member plus his Continuous Service equals or exceeds 55 years on his Termination Date, then the Affected Member shall be eligible for the benefit provided pursuant to Section C3.02.

C3.02	Early Retirement Benefit

An Affected Member who is eligible pursuant to Section C3.01 is entitled to receive a deferred retirement income calculated as of his Termination Date and commencing on his Normal Retirement Date or he may elect to receive a pension commencing on the first day of any month after he attains age 55 calculated pursuant to Section 9.02.

The Affected Member shall also be entitled to transfer the balance of his OPP Member Account and his OPP Employer Account, if any, pursuant to Section C4.02.

C3.03	Bridging Benefit

An Affected Member who is eligible pursuant to Section C3.01 is entitled to receive an annual supplemental retirement income calculated and payable pursuant to Section 9.03 as if the Affected Member had continued to participate in the Plan from his Termination Date until commencement date.

ARTICLE C-4

MISCELLANEOUS

C4.01	No Duplication of Benefit Option

An Affected Member may not elect to receive benefits under more than one of Article C-2, C-3 or the regular provisions of the Plan.

C4.02	Full Portability

Subject to the provisions of Section C2.01, an Affected member who is entitled to a pension under the terms of this Appendix may elect to transfer the

Actuarial Equivalent of such pension and the balance of his OPP Member Account and his OPP Employer Account, if any. The Actuarial Equivalent of such pension and the balance of his OPP Member Account and his OPP Employer Account shall be transferred in accordance with Section 15.02(b), provided that the Affected Member notifies the Company of such selection in such form and manner as complies with the Applicable Pension Laws. An Affected Member who makes such election shall take such transfer in full satisfaction of all rights under the Plan and, upon such transfer, shall not be entitled to any further benefit under the Plan.

C4.03	Timing of Election

An Affected Member who wishes to retire or elect to transfer the Actuarial Equivalent of his pension and the balance of his OPP Member Account and his OPP Employer Account pursuant to the provisions of this Appendix must complete and deliver to the Company an election, in the form prescribed by the Company, within 90 days of receipt of the statement setting out such Affected Member’s entitlement under this Appendix. An Affected Member who fails to complete and deliver such form within the stated time shall, subject to the requirements of Applicable Pension Laws, be deemed to have elected to receive a deferred pension payable from the Plan and commencing at the earliest date when it will be unreduced for early commencement, provided that the Affected Member may subsequently elect an earlier commencement date as provided under the terms of this Appendix.

C4.04	Purchase of Annuities

Any benefit payable under the Plan to an Affected Member pursuant to this Appendix C may be satisfied through the purchase of an annuity or annuities from a life insurance company or companies licensed to transact business in Canada in accordance with Section 20.09.”

THE UNDERSIGNED, being the Secretary of the Corporation, hereby certifies that the foregoing is a true and correct copy of a resolution duly passed by the Board of Directors of the Corporation on the 12th day of January, 2009, that the said resolutions remain unamended and in full force and effect as-6fthe date hereof and that this amendment is incorporated in the Plan provisions.

Dated this 13th day of January, 2009

/s/ Roseanne M. Angotti
Roseanne M. Angotti

CERTIFICATE OF THE SECRETARY OF

KRAFT CANADA INC. (the “Corporation”)

AMENDMENT NO. 6 TO THE KRAFT CANADA INC. RETIREMENT PLAN FOR NIAGARA FALLS SALARIED CEREAL DIVISION EMPLOYEES (the “Plan”)

WHEREAS:

1.	The Corporation is the sponsor and administrator of the Plan.

2.	Pursuant to Article 18 of the Plan, the Corporation reserves the right to amend the Plan.

3.	The Corporation sold its Post cereal business to Ralcorp Holdings, Inc. which included the Niagara Falls manufacturing facility.

4.	As part of the transaction agreement dated November 15, 2007 (the “Agreement”), the Canadian affiliate of Ralcorp Holdings, Inc., Post Foods Canada Corp. offered employment to each Canadian non-unionized employees at the Niagara Falls manufacturing facility with the exception of those on disability (the “Transferred Employees”).

5.	As part of the Agreement, the Transferred Employees ceased accrual of pension benefits under the Plan effective August 3, 2008 and those that accepted employment with Post Foods Canada Corp. commenced accruing pension benefits under a new defined contribution pension plan established by Post Foods Canada Corp., the Post Foods Canada Corp. Retirement Plan for Canadian Salaried Employees, effective August 4, 2008.

6.	The Corporation wishes to amend the Plan to reflect the provisions of the Agreement in respect of Transferred Employees.

NOW THEREFORE BE IT RESOLVED that effective August 3, 2008:

1.	Appendix D is added as follows:

Appendix D — Sale of Niagara Falls manufacturing facility

D-1 Effective August 4, 2008, the Company sold its Post cereal business to Ralcorp Holdings, Inc. which included the Niagara Falls manufacturing facility. As a result of this transaction, non-unionized employees actively employed at the Niagara Falls manufacturing facility (with the exception of Disabled Members) were offered employment with Post Foods Canada Corp. (a Canadian affiliate of Ralcorp Holdings, Inc.) on August 4, 2008 (the “Transferred Employees”). Effective August 3, 2008, all Transferred Members accruing benefits under the Plan (other than Disabled Members) ceased accrual of pension benefits under the Plan and those that accepted employment with Post Foods Canada Corp. commenced accruing pension benefits under a new defined contribution pension plan established by Post Foods Canada Corp., the Post Foods Canada Corp. Retirement Plan for Canadian Salaried Employees, (the “Post Foods Salaried Plan”) effective August 4, 2008.

D-2	A Transferred Member shall cease accruing benefits under the Plan and making Required Contributions and OPP Member Contributions to the Plan and receiving OPP Company Contributions to the Plan as at August 3, 2008.

D-3	A Transferred Member’s benefit under the Plan shall be calculated based on Credited Future Service, Final Average Earnings, Final Average Earnings-3, YMPE Average, YMPE Average-36 and the Plan provisions as at August 3, 2008 and payable upon the Transferred Member’s termination of employment or retirement with Post Foods Canada Corp.

For the purposes of calculating the Maximum Formula of a Transferred Member, the maximum retirement income under the Revenue Rules in the year 2008 shall be used.

2

D-4	The Plan shall recognize a Transferred Member’s continuous period of employment with Post Foods Canada Corp. for purposes of vesting and eligibility for benefits under the Plan and such period shall be included in the Transferred Member’s Continuous Service.

THE UNDERSIGNED, being the Secretary of the Corporation, hereby certifies that the foregoing is a true and correct copy of a resolution duly passed by the Board of Directors of the Corporation on the 26th day of October, 2010, that the said resolutions remain unamended and in full force and effect as of the date hereof and that this amendment is incorporated in the Plan provisions.

Dated this 26th day of October, 2010

/s/ Roseanne M. Angotti
Rosanne M. Angotti

3